SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 4, 2001


                           INNOVATIVE MEDICAL SERVICES
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 California                           33-0530289
          ------------------------------------------------------------
     (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)            Identification No.)

                 1725 Gillespie Way, El Cajon, California 92020
        ----------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (619) 596 8600
                                -----------------
              (Registrant's telephone number, including area code)

Item 5.  Other Information

Innovative Medical Services has settled the litigation between it and NVID International (Pink Sheets: NVID) over the right to market and distribute Axenohl(TM) worldwide. Under the terms of the agreement, NVID International has dismissed its case against Innovative Medical Services and has assigned its interest in the patent on Axenohl to Innovative Medical Services.

Under the agreement, Innovative Medical Services maintains the exclusive worldwide right to manufacture, market and distribute Axenohl in all world markets, and has entered into non-exclusive representative agreements with Watertronics, Ltd., for the United Kingdom and Aqua Biotech S.A. de C.V. for the Republic of Mexico. In return, NVID will receive 5% of Innovative Medical Services' gross sales of Axenohl and 651,000 of the 700,000 shares of Innovative Medical Services' common stock issued pursuant to the Settlement Agreement.


Item 7.   Financial Statements and Exhibits.

 (C)  Exhibits:     NVID Core Settlement Agreement effective November 15, 2001


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

INNOVATIVE MEDICAL SERVICES
---------------------------
(Registrant)

By /s/   Michael L. Krall
         --------------------
         Michael L. Krall,   President
         December 6, 2001

                            CORE SETTLEMENT AGREEMENT

     This Core Settlement Agreement (or "Agreement") is effective as of November 15, 2001 (the "Effective Date"), by and among Innovative Medical Services, Inc. a California corporation ("IMS"), ETIH20 Corporation, a Nevada corporation ("ETI"), NVID International, Inc., a Delaware corporation ("NVID"), Watertronics Ltd., an entity organized under the laws of the United Kingdom ("Watertronics"), Aqua Bio Technologies, S. A. de C.V., a Mexican corporation ("Aquabiotech Mexico"), Andrew B. Arata, ("Arata") individually, Sistecam S.A., a Costa Rican corporation ("Sistecam"), David Larson, the President of NVID, individually ("Larson"), Aqua Bio Technologies Inc., a Delaware Corporation, ("Aquabiotech") , Michael Redden, the Secretary and Treasurer of NVID, individually ("Redden"), Steve Gordon, individually ("Gordon"), George L. Duren ("Duren") and Dr. Charles Lewis ("Lewis") (the foregoing parties, individually a "Party" and collectively, the "Parties") with regard to the following:

     A. Axenohl and its diluted form, "Axen" (hereinafter "Axenohl"), is a silver ion product with marketable disinfectant properties, invented by Arata. Arata assigned the rights to Axenohl to NVID and it is the subject of U.S. Patent No. 6,197,814; WIPO App. No. WO 99 / 18790, together with all trade secrets as defined in California Civil Code section 3426.1 and the case law interpreting such section, unpatented inventions, all patents pending, filed, or granted in the United States and in all other countries, know-how and other rights, related to Axenohl and all rights and incidents of ownership of NVID related thereto, including, but not limited to the issued and/or applied for patents listed on Attachment "A" to Exhibit "A," hereto (the "Patent").


     B. NVID has entered into various marketing and/or manufacturing agreements related to Axenohl with IMS and ETI that have become the subject of dispute (the "Dispute").

     C. As part of the Dispute, NVID claims that Watertronics and Aquabiotech Mexico have certain license and/or manufacturing rights regarding Axenohl, which are contested by IMS and ETI.

     D. NVID has caused to be filed a state court action in Florida against IMS and ETI seeking declaratory and other relief regarding the Dispute (Sixth Judicial Circuit in and for Pinellas County, Case No. 01-2867-CI-21) ("Florida Action").


     E. IMS and ETI have caused the Florida Action to be removed to the United States District Court for the Middle District of Florida (Tampa Division), Case No. 8:01-cv-950-T-23MSS, and have applied to that federal court for an order "staying" said action, or alternatively dismissing or transferring pursuant to asserted dispute resolution agreement(s) of the Parties.

     F. IMS and ETI have filed a claim regarding the Dispute before the American Arbitration Association in San Diego County, California, and when NVID declined to voluntarily participate in such arbitration, filed a "Petition for an Order Compelling Arbitration" before Chief Judge Marilyn L. Huff in the United States District Court for the Southern District of California (Case No. 01-CV-778H
(JAH)), which requested order to compel has been granted.

     G. IMS, ETI and NVID have stipulated to Jack F. Fitzmaurice, and his successors, as a neutral arbitrator (the "Arbitrator") in the now pending American Arbitration Association arbitration in San Diego, civil matter no. 73 1990018601 LJP (the "San Diego Arbitration").


     H. The Parties hereto have reached a global resolution of the Dispute, and wish such agreement to be memorialized pursuant to this Agreement, as a final and binding arbitration award subject to the continuing jurisdiction and administration of the Arbitrator, and thereafter if necessary, and without the further consent of the Parties, to be confirmed as a non-contestable and non-appealable stipulated judgment by the United States District Court for the Southern District of California, or of the Superior Court of the State of California in and for the County of San Diego.

     I. As a core consideration of the global resolution, NVID is to transfer all Axenohl patent rights to IMS. IMS, upon receipt of such rights intends to use its best efforts to promote and market Axenohl worldwide.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1
                               ESCROW AND CLOSING

     The transactions contemplated by this Agreement shall be closed as set forth in this Article 1.

     1.1 Deposit of Documents; Review Period. Within five (5) days after the Effective Date, the Parties shall deposit all ancillary agreements, opinions and other documents (the "Transaction Documents") with the Arbitrator and provide copies of each to all other Parties to this transaction (the "Deposit Date"). The Parties shall have an additional period of five (5) days subsequent to the Deposit Date (the "Review Period"), to review the Transaction Documents. In the event a Party asserts that the Transaction Documents are materially deficient, or do not conform with the requirements of this Agreement, the Party discovering such deficiency (the "Objecting Party") shall give written notice to all Parties including the effected Party (the "Responding Party") not later than the end of the Review Period. The Responding Party shall have five (5) days subsequent to the date the notice is received to cure such deficiency. In the event the Responding Party is unable or unwilling to cure the deficiency, the Objecting Party may elect to terminate this Agreement and hold the Responding Party or Parties responsible for damages under the terms of this Agreement.

     1.2 Closing. The Dispute and related matters will be settled among the Parties and various documents evidencing the Parties' obligations as described herein will be delivered to and filed with certain third parties or agencies on such date as may be agreed upon by the Parties, but no later than November 30, 2001, at the offices of the Arbitrator, or at such other time and location as the Parties may mutually agree (the "Closing"). The date on which the Closing occurs is referred to herein as the "Closing Date."

     1.3 Opening of Escrow. The transfer of the IMS Shares (as defined in section 4.1) and confirmation of the transfer of the Patent shall be effected through an escrow maintained either with the Arbitrator or at Computer Share Trust Company of Lakewood, Colorado ("Escrow Holder"), which shall be opened at Closing, or soon thereafter as practicable. For purposes of this Agreement, the Escrow shall be deemed opened on the date ("Escrow Opening Date") upon which Escrow Holder shall have received executed counterparts of this Agreement from the Parties and the documents set forth in section 1.2.1 below. Escrow Holder shall notify the Parties, in writing, of the date Escrow is opened. In addition, the Parties each agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transactions contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portion of this Agreement. If there is any inconsistency between such supplemental instructions and this Agreement, this Agreement shall control.

          1.3.1 Deposits to Escrow.

          (a) IMS shall deliver certificates for the IMS Shares (as defined in section 4.1), executed by the officers of IMS to the Arbitrator by November 26, 2001.

          (b) NVID shall execute a notarized Assignment of Patent in the form attached hereto as Exhibit "A," contemporaneously with the execution of this Agreement, and deliver the original to IMS with a copy to the Arbitrator. IMS shall forthwith file for the purpose of recording the Assignment of Patent with the United States Patent and Trademark Office.

     1.4 Release Date. Provided all conditions of this Agreement have been satisfied, including but not limited to the execution by Larson, Redden and Gordon of the Guaranty enumerated in Exhibit "G" hereof, the IMS Shares shall be released to NVID, Arata, Duren, and Lewis on a date that is not more than five
(5) business days subsequent to the Closing Date (i.e., the "Release Date").


     1.5 Costs and Expenses. The escrow fee of Escrow Holder and the Escrow Holder's customary charges shall be divided equally, and promptly paid by IMS and NVID. If, as a result of no fault of the Parties, Escrow fails to close, IMS and NVID shall share equally all of Escrow Holder's fees and charges.

     1.6 Closing Deliveries. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                                   ARTICLE 2
                            TERMINATION OF CONTRACTS

     2.1 The tripartite agreement entitled "Manufacturing, Licensing and Distribution Agreement" dated March 26, 2001 among IMS, NVID and ETI shall be terminated and have no further force effect as of the Closing Date.

     2.2 All previous agreements among the Parties (including the NVID-Sistecam contract) related to the manufacturing and distribution of products covered by the Patent, including but not limited to the agreements that NVID claims exist between NVID and Watertronics and NVID and Aquabiotech Mexico regarding the distribution of Axenohl shall be terminated as of the Closing Date.

     2.3 All Parties shall bear their own expenses in connection with the termination of the contracts as set forth in this Article. Each of the Parties waives any right to receive any damages or compensation as a result of any contract terminated pursuant to this Article, except as provided for herein. Except as specifically referenced herein to the contrary, all prior payments made by any Party under any contract terminated pursuant to this Article shall remain the rightful property of the receiving party.

                                   ARTICLE 3
                               OBLIGATIONS OF NVID

     NVID shall deliver the documents and perform the obligations as set forth in this Article 3 effective as of Closing.

     3.1 Transfer of Patent. NVID shall deliver to IMS upon full execution hereunder all right, title and interest in and to the Patent by executing and delivering to IMS the Assignment of Patent.

     3.2 Ownership of Trademarks and Regulatory Approval(s). The Parties agree that the trademarks "Axenohl " and "Axen" are owned by IMS. NVID assigns and transfers to IMS, effective upon full execution hereunder, all of NVID's right, title and interest in and to any other marks used in connection with the Patent, together with the goodwill of the business symbolized by the marks. NVID will cooperate in transferring any and all regulatory approvals to IMS, including but not limited to USDA approval.

     3.3 Dismissal of Florida Action. NVID shall file the Dismissal with Prejudice with regard to the Florida Action upon full execution hereunder, in the form attached hereto as Exhibit "B."

     3.4 Resolutions of NVID Board. NVID shall deliver to IMS the following resolutions of the NVID board of directors (the "NVID Board"), certified by the Secretary of NVID:

          3.4.1 Resolutions approving this Agreement, the transactions contemplated hereby and all of the obligations of NVID set forth herein.

          3.4.2 Resolutions authorizing David Larson, President and Michael Redden, Secretary, to execute this Agreement and all documents referred to herein on behalf of NVID.

          3.4.3 Resolutions authorizing David Larson, President or Michael Redden, Secretary to take any and all actions, execute any documents or instruments to implement the intent of this Agreement, without further approval of the NVID Board.

          3.4.4 Resolutions effective on or before the Closing Date evidencing that the NVID Board is comprised of the following individuals:

                    David Larson Director Phil Lewis Director
                 Michael Redden Director Robert Edelson Director
                   Steven Gordon Director Keith Duffy Director

     3.5 Costs of Arbitration. Any amounts charged by AAA from the inception of the claim, and/or arbitration fees of the Arbitrator necessary to obtain the final, binding arbitration award hereunder or to monitor compliance therewith shall be divided equally and paid promptly by IMS and NVID.

          3.5.1 Pursuant to payment requirements contained in the asserted Tripartite Agreement of March 26, 2000, IMS has tendered certain checks to NVID, those being checks nos. 6702, 6705, 6837, and 7015 in the aggregate amount of $30,204.62.

          3.5.2 IMS has taken the legal position that an acceptance of these checks would be a "retention of benefits" under said disputed contract. Pursuant to advice of counsel, NVID has maintained custody of the referenced presented checks, but has declined to cash them. NVID is desirous of negotiating these checks upon full execution. Concurrently, NVID would like IMS to enter into a stipulated concession that IMS will forgo any such "retention of benefits" legal argument (as to the referenced checks) in the event that the arbitration should for whatever reason continue "on the merits." IMS is willing to forego that legal argument, and the parties agree on this point as follows:

          a)   Upon full execution, NVID may cash the referenced checks;

          b) At Closing (on or about November 30, 2001), IMS will issue to NVID a further $10,000 payment, which may be negotiated by NVID immediately thereafter;

          c) In the event that the escrow hereunder fails to close for any reason such that the San Diego AAA arbitration proceeds "on the merits," IMS shall receive a credit in the full amount of the $40,204.62 aggregate check amount, applied to any payments otherwise found to be due from IMS to NVID under the contractual relationship between the parties as determined by the Arbitrator. IMS shall receive an additional agreed upon credit in the amount of $30,000, for a full cumulative credit of $70,204.62.

          d) IMS agrees to forego as it relates to these checks only, any legal argument as to "retention of benefits." IMS reserves the right to assert its "retention of benefits" argument as to any other consideration directly or indirectly received by NVID.

     3.5 Termination of Existing Axenohl Contracts. NVID to cooperate in terminating all Axenohl contract rights between or among ETI, IMS and NVID, and those contracts between NVID and Aquabiotech Mexico, Sistecam, and Watertronics such that this Core Settlement Agreement shall become the operable contractual relationship among the Parties.

     3.6 Claims of Lewis, Andrew Arata and George Duren. NVID authorizes IMS to set-off from the IMS stock or sums due NVID under this Agreement and to pay therefrom the agreed upon claims of Arata, Duren and Lewis against NVID, as follows: to Lewis 14,000 of the 700,000 shares of IMS stock otherwise due NVID pursuant to this Agreement and an amount equal to 1% of any sums due NVID from IMS hereafter; 17,500 shares each to Arata and Duren of the 700,000 shares of IMS stock otherwise due NVID pursuant to this Agreement; and, an amount equal to 2.5% each of the sums due NVID from IMS hereafter to Arata and Duren. NVID shall hold IMS and ETI harmless for any obligation to Lewis, Arata and/or Duren, arising out of revenue related to Axenohl flowing from IMS to NVID. Arata, Duren and Lewis shall hold NVID harmless for all lawful payments received from IMS under this Article. Arata, Duren and Lewis will and hereby do forever disclaim any legal, equitable of otherwise right regarding Axenohl or the patents and trademarks referenced herein, except as hereinafter specified in Exhibit "C," hereto.

     3.7 Claim of Attorney Frijouf. NVID authorizes IMS to negotiate on its behalf with and shall cooperate with IMS in negotiating for a discount or a payment schedule with Attorney Frijouf, NVID's patent counsel. IMS shall be responsible for the payment of the negotiated settlement amount with Attorney Frijouf, and shall use best efforts to cause Attorney Frijouf to hold NVID harmless.

     3.8 Cooperation with IMS in Enforcing Patent. The Parties, including but not limited to NVID and Arata, shall cooperate fully with IMS in enforcing and defending the Patent, the Trademark(s) and any regulatory approvals. Upon written request, Arata shall promptly execute any and all documentation required of "the inventor" by any foreign or domestic patent or regulatory office in conjunction with Axenohl related filings of IMS.

     3.9 Release. NVID to execute and deliver the release in the form attached hereto as Exhibit "C," fully and forever releasing IMS and ETI and remaining parties from any and all liability (except for the requirements hereunder) as set forth therein (the "Release").

     3.10 Attorneys' Fees and Costs. NVID to bear all of its own attorneys' fees and costs regarding the Florida Action, the San Diego Arbitration (and the Petition to Compel procedure incident thereto), and the joint drafting and/or implementation of this Agreement.

     3.11 Specific Grant of Indemnity. NVID hereby agrees to indemnify IMS and its successors and assigns in respect of any and all claims, losses, damages and expenses which may be incurred by it as a result of or arising out of any claims of ownership or interest in the Patent (including but not limited to claims of license, assignment or security interest(s)) by any party, except as expressly addressed in this Core Settlement Agreement. This Specific Grant of Indemnity is to be personally guaranteed on a joint and several basis by individuals Larson, Redden, and Gordon pursuant to the terms and conditions of the Guaranty attached hereto as Exhibit "G."

                                   ARTICLE 4
                               OBLIGATIONS OF IMS

     IMS shall deliver the documents and perform the obligations as set forth in this Article 4 effective as of Closing, or with respect to the Transfer of the IMS Shares, at the Release Date.

     4.1 Transfer of IMS Shares. In exchange for the transfer of the Patent and other NVID consideration described herein, IMS shall, in accordance with the procedure set forth in Article 1, at the Release Date, cooperate with the custodian Arbitrator and/or Escrow Holder in the transfer of a total of 700,000 shares of its common stock to NVID or its assignees, Arata, Duren and Lewis (the "IMS Shares"). The IMS Shares shall be validly issued, fully paid and non-assessable and, except as to those shares to be transferred directly to Arata, Duren and Lewis hereunder, shall be evidenced by certificates registered in the name of NVID. NVID, Arata, Duren and Lewis acknowledge and agree that the IMS Shares shall be subject to restrictions on transfer or sale under Rule 144 of the Securities Act of 1933, as amended, and shall bear a legend to that effect as set forth in section 9.14 hereof. NVID, Arata, Duren and Lewis acknowledge that the IMS Shares shall not be subject to any anti-dilution feature, and that (i) the number of IMS Shares shall not be increased because IMS has issued additional shares of its common stock (or any securities) as of the Closing Date or as of the Release Date; and (ii) NVID is not entitled to receive a certain percentage of the total IMS common stock outstanding. Provided however, if any change is made in the IMS Shares prior to Closing or the Release Date through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by IMS, the IMS Shares will be appropriately adjusted in the type(s) and number of securities.

     4.2 Royalty. IMS to pay to NVID a royalty (the "Royalty") of 5% of the gross product sales revenues received by IMS in respect of the Patent, but shall not include any charges for shipping, handling, or returns, credits and applicable taxes ("Adjusted Gross Patent Revenues"). Unless the Royalty obligation is terminated as hereinafter specified, the Royalty shall be payable per this Agreement until March 6, 2018 ("Royalty Payment Term"). In the event that customer(s) return or request a refund regarding Axenohl for which a royalty has already been paid to NVID, the royalty for that sale will be deducted from NVID's next royalty payment, or at IMS's election, upon notice, NVID shall repay any such amounts to IMS within 30 days of written request therefore. In the event that NVID is in breach of any material provision of this Agreement, which breach shall continue uncured for a period of ten (10) days after written notice to NVID by IMS, then IMS shall not be obligated to continue to pay the Royalty unless and until such breach is cured, and IMS, in addition to any and all other remedies allowed under law and/or equity, shall be entitled to offset against any amounts otherwise owing NVID any damages which have been proximately caused by such NVID breach(es).

     4.3 Minimum Royalty. IMS guaranties to NVID that the Royalty shall not be less than $1,000,000 for each of the periods (i) beginning on the date of this Agreement and ending on July 31, 2004 and (ii) each fiscal year thereafter (beginning on August 1, 2004) for the Term of the Royalty Payment (the "Minimum Royalty"). If the Minimum Royalty for any period set forth in the preceding sentence is less than $1,000,000, IMS shall have the right, in its sole and absolute discretion, to either (x) pay NVID the Minimum Royalty in cash or IMS common stock subject to the restrictions of Rule 144 (potentially piggybacked under those circumstances referenced hereinafter section 10.6) equivalent to prevailing market price when the Minimum Royalty is due, or (y) transfer the Patent to NVID within 30 days of the end of the year for which the Minimum Royalty is due. If IMS elects to transfer the Patent to NVID, IMS shall be released of further obligation to pay the Royalty and Minimum Royalty. NVID shall thereafter grant to IMS a license to manufacture and distribute products covered by the Patent worldwide, reserving the non-exclusive right of NVID to sell Axen(TM) products covered by the Patent worldwide. NVID will receive a commission payment from IMS calculated at 5% of Adjusted Gross Sales.

     4.4 Payment of Royalty. IMS shall pay NVID the Royalty on a quarterly basis, such payments to be made within 30 days of the end of each IMS fiscal quarter during the Royalty Payment Term. On the date(s) of such quarterly payments, IMS shall concurrently provide NVID with a written statement evidencing the Adjusted Gross Patent Revenues, and the calculation of the Royalty. Commencing with the end of calendar 2004, and at the end of each subsequent calendar year for the Term of the Royalty Payment, IMS shall true up with NVID, such that NVID's royalty receipts for the applicable annual periods equal at least the Minimum Royalty of $1,000,000.00.

     4.5 Audit Rights. The following audit provision shall continue through the term of this Agreement and shall survive the termination of this Agreement insofar as applicable to royalty payment obligations accrued prior to such termination. NVID shall have the right once every twelve months, to audit the records and accounts of IMS for the limited purpose of establishing the amount of the Royalty payable hereunder. A certified public accounting firm and paid for solely by NVID shall conduct such audit. Any accounting firm retained for this purpose shall be adequately bound to keep confidential all information of IMS obtained during the course of or pursuant to the audit. In the event that any underpayment shall be determined, such underpayment shall be corrected by appropriate adjustment in payment that shall be due and payable within 30 days of the date of the completion of the audit. In the event an audit reveals a discrepancy in the amount owed to NVID and paid by IMS of at least 10%, the discrepancy shall be corrected within thirty days and the reasonable expenses of said audit shall be paid for by IMS.

     4.6 Improvements. NVID, Larson, Redden, and Arata represent and warrant that no known improvements in Axenohl exist as of the date hereunder. Should NVID and/or Arata later engage in the development of an improvement in Axenohl or the Patent (or the technology related in any way to either), NVID and/or Arata shall promptly notify IMS in writing, and shall keep IMS completely informed on a go-forward basis. Should NVID and/or Arata develop any Improvement to Axenohl, which Improvement cannot legally be utilized without the consent of the Holder of the Axenohl Patent, then NVID and/or Arata shall not attempt to utilize the Improvement except on terms and conditions acceptable to IMS, and with prior written permission. In the event the Improvement is "outside the Patent," the parties will use best efforts to reach a joint venture agreement regarding its use. If the Parties cannot agree on appropriate terms and conditions, then the Arbitrator shall be empowered to select fair and binding terms governing same. In no event shall NVID and/or Arata attempt to sell, assign, license or market the Improvement without affording IMS a first right of refusal.

     4.7 Confidentiality. NVID will hold all IMS Confidential Information (as defined below) in the strictest confidence, using such measures as it uses to protect the confidentiality of similar information belonging to it, but in no event shall use less than reasonable measures. All written (or otherwise recorded) originals and copies of confidential information must be returned to IMS or destroyed upon a written request (made at any time) by IMS. The Parties will use Confidential Information solely to perform the activities under this Agreement and will disclose Confidential Information only to their employees or contractors with a need to know such information.

          4.7.1 IMS Confidential Information. IMS Confidential Information shall include all proprietary and confidential information such as marketing and pricing information, supplier lists, and similar information disclosed by IMS to NVID, or known by NVID related to the Patent prior to the date of this Agreement. Notwithstanding the other provisions of this Agreement, nothing received by NVID shall be considered IMS Confidential Information which (i) is now available or becomes available to the public without breach of this Agreement, (ii) is released in writing by IMS, or (iii) is lawfully obtained from a Third Party or Parties.

     4.8 Arbitration Claim and Award. IMS shall amend its San Diego Arbitration claim against NVID such as to allow the entry of an arbitration award on terms and conditions listed herein (the "Settlement"). Said arbitration award shall be binding and subject if necessary to being confirmed as an enforceable judgment by the United States District Court for the Southern District of California, or by the Superior Court of the State of California in and for the County of San Diego. The Parties agree that the Arbitrator shall retain exclusive jurisdiction to monitor the compliance of all Parties with the terms and conditions of this Core Settlement Agreement, and shall be empowered to rule on any dispute regarding the interpretation and enforcement thereof, and make any subsequent arbitral rulings which themselves will be binding and enforceable.

     4.9 Termination of Contracts. IMS to cooperate in terminating all Axenohl contract rights between or among ETI, IMS and NVID, such that this settlement agreement shall become the operable contractual relationship among the Parties.

     4.10 License. IMS shall grant Manufacturer's Representative Agreements and/or license agreements to, Watertronics, Aquabiotech Mexico and Sistecam, on the terms and conditions expressly stated in Exhibits "D," "E," and "F," hereto.

          A. Aquabiotech Mexico
             ------------------
Territory:  Mexico, non-exclusive (except as to Rotoplas):

Term: Beginning 01-01-02, and continuing for three years with a cancellation clause at each year-end for failure of Aquabiotech Mexico to meet any of the following sales minimums of IMS' Axen products:

         Year One:         $150,000;

         Year Two:         $300,000 Sales in that Year;

         Year Three:       $500,000 Sales in that Year;

         Renewable three-year option, yearly minimums of $1,000,000;

         Regular Commission rate of 20% on adjusted gross;

         Rotoplas commission rate 30%;

     Aquabiotech Mexico shall cooperate with IMS by relinquishing designated markets (e.g., dental) within the Territory if necessary for IMS to complete an exclusivity agreement with a third party in a multinational transaction. Consideration to be negotiated between IMS and Aquabiotech, and if agreement cannot be reached, both parties agree to allow the Arbitrator to decide appropriate terms and conditions under the circumstances.

          B. Watertronics
             ------------
Territory:  UK (Britain, Wales, Scotland and N. Ireland)

Term: Beginning 01-01-02, and continuing for three years with a cancellation clause at each year-end for failure of Watertronics to meet any of the following sales minimums of IMS' Axen products:

         Year One:         $50,000;

         Year Two:         $300,000 Sales in that Year;

         Year Three:       $500,000 Sales in that Year;

         Renewable three-year option, yearly minimums of $1,000,000

         Commission rate of 20% on adjusted gross;

         Watertronics shall cooperate with IMS by relinquishing designated markets (e.g., dental) within the Territory if necessary for IMS to complete an exclusivity agreement with a third party in a multinational transaction. Consideration to be negotiated between IMS and Watertronics, and if agreement cannot be reached, both parties agree to allow the Arbitrator decide appropriate terms and conditions under the circumstances.

         C.       Sistecam
                  --------
         IMS, ETI, NVID and Sistecam to cooperate in canceling the existing NVID/ETI/Sistecam contract. IMS to issue new contract to Sistecam on equivalent terms and conditions. Sistecam shall cooperate with IMS by relinquishing designated markets (e.g., dental) within the Territory if necessary for IMS to complete an exclusivity agreement with a third party in a multinational transaction. Consideration to be negotiated between IMS and Sistecam, and if agreement cannot be reached, both parties agree to allow the Arbitrator to decide appropriate terms and conditions under the circumstances.

     4.11 Negotiations with Patent Counsel. Upon full execution hereunder, or as soon thereafter as practicable, IMS shall enter into negotiations with NVID's patent attorney, Robert Frijouf for the payment of fees due by NVID, and use best efforts to obtain a release of NVID from attorney Frijouf by the Release Date. A payment schedule will be negotiated and IMS and Attorney Frijouf will hold NVID harmless for payment on expected discounted amount(s).

     4.12 Resolutions of IMS Board. IMS shall deliver to NVID the following resolutions of the IMS board of directors (the "IMS Board"), certified by the Secretary of IMS:

          4.12.1 Resolutions approving this Agreement, the transactions contemplated hereby and all of the obligations of IMS set forth herein.

          4.12.2 Resolutions authorizing Michael Krall, President and Dennis Atchley, Secretary, to execute this Agreement and all documents referred to herein on behalf of IMS.

     4.13 Resolutions authorizing either Michael Krall, President or Dennis Atchley, Secretary, to take any and all actions, execute any documents or instruments to implement the intent of this Agreement, without further approval of the IMS Board.

     4.14 Subsequent Transfer of Patent. In the event that IMS transfers, sells or assigns its ownership of the Patent, IMS shall in lieu of any Royalty and in complete cancellation of any and all Royalty obligations hereunder, pay NVID as received a percentage of the gross transfer proceeds from the Patent ("Patent Transfer Fee"), as follows:

      For Proceeds received in Year One of this Agreement        15%

      For Proceeds received in Year Two of this Agreement        10%

      For Proceeds received in Subsequent Years during the       5%
      effective Term of this Agreement


     4.15 Release. IMS to fully and forever release NVID, Larson, Gordon, Lewis, Edelson, Duffy and Redden from any and all liability (except for the requirements hereunder) as more fully set forth in the Release.

     4.16 Attorneys' Fees and Costs. IMS to bear its own attorneys' fees and costs regarding the Florida Action, and unless otherwise specifically indicated herein, the San Diego Arbitration (and the Petition to Compel procedure incident thereto), and the joint drafting and/or implementation of this Agreement.

                                   ARTICLE 5
                               OBLIGATIONS OF ETI

         ETI shall deliver the documents and perform the obligations as set forth in this Article 5 effective as of Closing.

     5.1 Arbitration Award. ETI shall amend its San Diego Arbitration claim against NVID such as to allow the entry of a binding arbitration award on terms and conditions listed herein.

     5.2 Attorneys' Fees and Costs. ETI shall bear its own attorneys' fees incurred in the Florida Action, in the San Diego Arbitration (and in the Petition to Compel procedure incident thereto), and in the joint drafting and/or implementation of this Core Settlement Agreement.

     5.3 Termination of Contracts. ETI to cooperate in terminating all Axenohl contract rights between or among ETI, IMS, Sistecam and/or NVID, such that this Agreement shall constitute the sole operable contract regarding the subject matter hereof among the Parties hereto.

     5.4 Release. ETI to fully and forever release IMS and NVID, Watertronics, Aquabiotech Mexico, Larson, Gordon, Lewis, Edelson, Duffy and Redden from any and all liability (except for the requirements hereunder) as set forth in the Release (Exhibit "C").

                                   ARTICLE 6
                           OBLIGATIONS OF WATERTRONICS

         Watertronics shall deliver the documents and perform the obligations as set forth in this Article 6 effective as of Closing.

     6.1 Arbitration Award. Watertronics shall cooperate with all Parties hereto in the entry of a binding arbitration award, such that it becomes if necessary a binding, final judgment entered by the United States District Court for the Southern District of California, or by the Superior Court of the State of California in and for the County of San Diego. In so doing, Watertronics voluntarily accedes to the subject matter and in personam jurisdiction of the American Arbitration Association (in the person of Arbitrator Jack Fitzmaurice, or his duly appointed successor-in-interest) in San Diego, California, and of the two referenced courts and submits to continuing jurisdiction of the Arbitrator and/or the courts to monitor compliance hereunder.

     6.2 Attorneys' Fees and Costs. Watertronics shall bear its own attorneys' fees, if any, incurred in the Florida Action, in the San Diego Arbitration (and in the Petition to Compel procedure incident thereto), and in the joint drafting and/or implementation of this Core Settlement Agreement.

     6.3 Termination of Contracts. Watertronics to cooperate with NVID to terminate any rights Watertronics may have under any prior Axenohl license agreement and will, and hereby does accept a superceding license agreement from IMS on the stated terms and conditions of Exhibit "D," hereto.

     6.4 Release. Watertronics to fully and forever release IMS, Sistecam, Arata, Duren, Lewis, and ETI from any and all liability (except for the requirements hereunder) as more fully set forth in the Release.

                                   ARTICLE 7
                        OBLIGATIONS OF AQUABIOTECH MEXICO

         Aquabiotech Mexico shall deliver the documents and perform the obligations as set forth in this Article 6 effective as of Closing.

     7.1 Arbitration Award. Aquabiotech Mexico shall cooperate with all Parties hereto in the entry of a binding Arbitration Award, such that it becomes if necessary a binding, final judgment entered by the United States District Court for the Southern District of California, or by the Superior Court of the State of California in and for the County of San Diego. In so doing, Aquabiotech Mexico voluntarily accedes to the subject matter and in personam jurisdiction of the American Arbitration Association (in the person of Arbitrator Jack Fitzmaurice, or his duly appointed successor-in-interest) in San Diego, California, and of the two referenced courts, and submits to the continuing jurisdiction of the Arbitrator and/or the court(s) to monitor compliance hereunder.

     7.2 Attorneys' Fees and Costs. Aquabiotech Mexico shall bear any attorneys' fees incurred by it in this Dispute, or in the joint drafting and/or implementation of this Core Settlement Agreement.

     7.3 Termination of Contracts. Aquabiotech Mexico to cooperate with NVID to terminate any rights Aquabiotech Mexico may have under any prior Axenohl license agreement and will, and hereby does, accept a superceding license agreement from IMS on the terms and conditions set forth in Exhibit "E," hereto.

     7.4 Release. Aquabiotech Mexico to fully and forever release IMS, Sistecam, Arata, Duren, Lewis, and ETI from any and all liability (except for the requirements hereunder), as more fully set forth in the Release (Exhibit "C.")

                                   ARTICLE 8
                             OBLIGATIONS OF SISTECAM

         Sistecam shall deliver the documents and perform the obligations as set forth in this Article 6 effective as of Closing.

     8.1 Arbitration Award. Sistecam shall cooperate with all Parties hereto in the entry of a binding Arbitration Award, such that it becomes if necessary a binding, final judgment entered by the United States District Court for the Southern District of California, or by the Superior Court of the State of California in and for the County of San Diego. In so doing, Sistecam voluntarily accedes to the subject matter and in personam jurisdiction of the American Arbitration Association (in the person of Arbitrator Jack Fitzmaurice, or his duly appointed successor-in-interest) in San Diego, California, and of the two referenced courts, and submits to the continuing jurisdiction of Arbitrator and/or the court(s) to monitor compliance hereunder.

     8.2 Attorneys' Fees and Costs. Sistecam shall bear any attorneys' fees incurred by it in this Dispute, or in the joint drafting and/or implementation of this Core Settlement Agreement.

     8.3 Termination of Contracts. Sistecam to cooperate with NVID to terminate any rights Sistecam may have under any prior Axenohl license agreement and will, and hereby does, accept a superceding license agreement from IMS on the terms and conditions in the License Agreement set forth in Exhibit "F," attached hereto.

     8.4 Release. Sistecam to fully and forever release IMS, ETI, Larson, Redden, Lewis, Watertronics, Aquabiotech Mexico, and NVID from any and all liability (except for the requirements hereunder), as more fully set forth in the Release (Exhibit "C.")

                                   ARTICLE 9
                           OBLIGATIONS OF INDIVIDUALS

     9.1 Release. The individual Parties to this Agreement shall perform the following obligations and deliver the following documents upon full execution:

     9.1.1 Arata and Duren to fully and forever release NVID, Larson, Gordon, Redden, IMS and ETI from any and all liability (except for the requirements hereunder) as more fully as more fully set forth in the Release. Arata and Duren to expressly disclaim any rights to the Axenohl patent(s) except as otherwise enumerated herein.

     9.1.2 NVID and each of its officers and Board of Director members to fully and forever release Arata, Duren, Lewis, IMS and ETI from any and all liability (except for the requirements hereunder) as more fully set forth in the Release.

                                   ARTICLE 10
                      REPRESENTATIONS AND WARRANTIES OF IMS

         IMS represents and warrants to all other Parties that the following are true and correct as of the date hereof and as of the Closing Date.

     10.1 Organization, Good Standing, Power, etc. IMS (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (ii) is qualified or authorized to do business as a corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     10.2 Articles of Incorporation and Bylaws. Prior to execution of this Agreement by the Parties hereto, IMS has furnished to NVID's representatives, if requested, complete and correct copies of (i) its Articles of Incorporation, as amended to date, and (ii) its Bylaws, as amended to date. IMS' Articles of Incorporation and Bylaws are in full force and effect, and they are not in violation of any of the provisions thereof.

     10.3 Capitalization. The authorized capital stock of IMS consists solely of 20,000,000 shares of Common Stock, no par value, (the "IMS Common Stock"), of which, on the date hereof 6,416,939 shares are issued and outstanding. In addition the Company has 5,000,000 shares of Preferred Stock authorized, none of which are presently outstanding. At the Release Date 700,000 shares of IMS Rule 144 Common Stock will have been lawfully and validly issued collectively to NVID, Arata, Duren, and Lewis. All of such issued and outstanding shares of the IMS Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof, and were not issued in violation of the preemptive or other rights of any person.

     10.4 Authorization of Agreement. This Agreement and each of the documents that IMS will deliver or file as required by this Agreement (the "IMS Documents") has been or will be at Closing, duly and validly authorized, executed and delivered by IMS.

     10.5 No Adverse Changes. Since the date of IMS' most recent financial statements, there has been no material adverse change in IMS' financial condition, assets, liabilities, or business.

     10.6 Piggyback Registration Rights. If at any time or from time to time within six months from the date of this Agreement, IMS shall determine to register securities for its own account for a public offering or the account of any of its stockholders to publicly sell their securities, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans, IMS will promptly notify NVID of such registration and if NVID notifies IMS of its desire to be included in such registration within five business days of IMS's notice to NVID, IMS shall include the IMS shares issued to NVID in such registration. In the event no such registration statement is filed within six months from the date of this Agreement, IMS shall file a registration statement for the shares issued to NVID to allow the public sale thereof on or before the 180th day from the date of this Agreement. IMS reserves the right to include securities for its own account for a public offering or the account of any other of its stockholders to publicly sell their securities in such registration statement. IMS at its expense will keep such registration effective for a period of 180 days or until NVID has completed the distribution described in the registration statement relating thereto, whichever first occurs; and furnish such number of prospectuses and other documents incident thereto as NVID from time to time may reasonably request.

          10.6.1 Underwriting Conditions. If the registration is for a public offering involving an underwriting in excess of $2,500,000, IMS shall so advise NVID. In such event the right of NVID to registration pursuant to this Section 10.6 shall be conditioned upon NVID's entering into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by IMS. Notwithstanding any other provision of this Section 10.6 except the affirmative obligation to file a separate registration for the NVID shares on or before the 180th day from the date of this Agreement, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, , the underwriter may limit the number of IMS Shares issued to NVID to be included in the registration and underwriting, or may exclude the IMS Shares issued to NVID entirely from such registration and underwriting.

          10.6.2 Expenses of Registration. All expenses incurred in connection with any registration pursuant to this Section 10.6 shall be borne by the Company except IMS shall not be required to pay fees of legal counsel of NVID acting on behalf of NVID as a selling securities holder.

                                   ARTICLE 11
                     REPRESENTATIONS AND WARRANTIES OF NVID

         NVID represents and warrants to all other Parties that the following are true and correct as of the date hereof and as of the Closing Date:

     11.1 Organization, Good Standing, Power, etc. NVID (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     11.2 Authorization. This Agreement, the Assignment of Patent and each of the documents that NVID will deliver or file as required by this Agreement (the "NVID Documents") have been or will be at Closing duly and validly authorized, executed and delivered by NVID. No authorizations or approvals of the shareholders, board of directors, or officers, other than those taken as set forth in the resolutions set forth in Section 3.4 hereof are required in order for NVID to execute and deliver the NVID Documents and consummate the transactions contemplated thereby. The NVID Documents are enforceable against NVID in accordance with the respective terms thereof.

     11.3 Litigation. With the exception of the existing litigation against IMS now pending before the U.S. District Court in the Middle District of Florida and the pending San Diego Arbitration, there is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of NVID threatened, against, relating to or affecting NVID or any of their properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of NVID is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of NVID, or the transactions contemplated by this Agreement. Neither NVID nor any officer, director, partner or employee of NVID, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by NVID. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring NVID to take any material action of any kind or to NVID and their respective business, properties or assets are subject or bound. NVID is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon NVID's operations or affairs as they relate to NVID's obligations hereunder.

     11.4 Ownership of Patent. As of the date hereof, and as of the date of effective Assignment of the Patent to IMS, NVID shall own the Patent, free and clear of any liens, encumbrances, escrows, licenses, conflicting or undisclosed prior art, charges, pledges, options, mortgages, assignments, security interests, claims, indentures, licenses, security agreements, restrictions (whether on sale, transfer, disposition, or otherwise), defects of title, irregularities of title or other imperfection of title of every type and description, whether imposed by law, agreement, understanding, or otherwise ("Encumbrance"). Upon delivery to IMS of the Assignment of Patent, IMS will acquire good and indefeasible title to the Patent, free and clear of any Encumbrances except as stated herein.

     11.5 Other Assets. NVID owns other assets, the fair market value of which equal or exceed the fair market value of the Patent, and will continue to own such other assets after Closing.

     11.6 Investment Representation. NVID, Arata, Duren and Lewis are acquiring shares of IMS Common Stock issuable hereunder for their own respective accounts and agree not to distribute any shares issuable thereunder within the meaning of the Securities Act of 1933 (the 1933 Act), except as otherwise provided herein, unless an appropriate registration statement has been filed with the SEC or unless an exemption from registration under the 1933 Act is available according to an acceptable opinion(s) of counsel for, as applicable, NVID, Arata, Duren and/or Lewis provided to IMS. Each certificate for shares issued shall be stamped or otherwise imprinted with the following or a substantially similar legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") nor any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel acceptable to IMS that an exemption from such registration is available."

The foregoing restriction on transfer shall remain in existence for the applicable period, as set forth in Rule 144 after the expiration of which all shares then owned or thereafter acquired pursuant to this Agreement shall be registered on the books of IMS without any further restraint of alienation. Any shares issued containing the foregoing Restrictive Legend may, subject to the requirements of Rule 144 and applicable state and federal law, be exchanged for shares without Restrictive Legend at any time after the expiration of two (2) year from the date of The Release Date at the option of the holder, provided the holder is not an "affiliate" of IMS at the time of such request. By execution of this Agreement, NVID, Arata, Duren and Lewis represent and warrant that they each have sufficient investment sophistication and ability to take the financial risks associated with this transaction.

                                   ARTICLE 12
              REPRESENTATIONS AND WARRANTIES OF AQUABIOTECH MEXICO

         Aquabiotech Mexico represents and warrants to all other Parties that the following are true and correct as of the date hereof and as of the Closing
Date:

     12.1 Organization, Good Standing, Power, etc. Aquabiotech Mexico (i) is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Mexico and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     12.2 Authorization. This Agreement, and each of the documents that Aquabiotech Mexico will deliver or file as required by this Agreement (the "Aquabiotech Mexico Documents") have been or will be at Closing duly and validly authorized, executed and delivered by Aquabiotech Mexico. No authorizations or approvals of the shareholders, board of directors, or officers, other than those taken are required in order for Aquabiotech Mexico to execute and deliver the Aquabiotech Mexico Documents and consummate the transactions contemplated thereby. The Aquabiotech Mexico Documents are enforceable against Aquabiotech Mexico in accordance with the respective terms thereof, and shall be executed by authorized representative, Director General Federico Rodriquez.

                                   ARTICLE 13
                 REPRESENTATIONS AND WARRANTIES OF WATERTRONICS


         Watertronics represents and warrants to all other Parties that the following are true and correct as of the date hereof and as of the Closing Date:

     13.1 Organization, Good Standing, Power, etc. Watertronics (i) is a corporation duly organized, validly existing and in good standing under the laws of The United Kingdom and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     13.2 Authorization. This Agreement, and each of the documents that Watertronics will deliver or file as required by this Agreement (the " Watertronics Documents") have been or will be at Closing duly and validly authorized, executed and delivered by Watertronics. No authorizations or approvals of the shareholders, board of directors, or officers, other than those taken are required in order for Watertronics to execute and deliver the Watertronics Documents and consummate the transactions contemplated thereby. The Watertronics Documents are enforceable against Watertronics in accordance with the respective terms thereof, and shall be executed by authorized representative, Managing Director Richard M. Goodall.

                                   ARTICLE 14
                  REPRESENTATIONS AND WARRANTIES OF INDIVIDUALS

         Arata, Duren, Gordon, Larson, Lewis and Redden (the "Individual Parties") each represents and warrants to all other Parties that the following are true and correct as of the date hereof and as of the Closing Date:

     14.1 This Agreement, and each of the documents that each of the Individual Parties, will respectively deliver or file as required by this Agreement (the "Individual Party Documents") have been or will be at Closing duly and validly authorized, executed and delivered by the respective Individual Parties. No authorizations, approvals or other actions, other than those taken are required in order for the Individual Parties to execute and deliver the Individual Party Documents and consummate the transactions contemplated thereby. The Individual Party Documents are enforceable against the Individual Parties, respectively, in accordance with the respective terms thereof.

                                   ARTICLE 15
                                SPECIAL COVENANTS

     15.1 Exchange of Information. Each Party shall cooperate fully by exchanging information requested by the other Party in a timely manner. Without in any manner reducing or otherwise mitigating the representations contained herein, each Party and/or its attorneys shall have the opportunity to meet with the accountants and attorneys of the other Party to discuss its respective legal and financial condition and this transaction. If this transaction is not completed, all documents received by each Party and/or his or its attorney shall be returned to the other Party and all such information so received shall be treated as confidential.

     15.2 Conduct of Business. Upon full execution hereunder, IMS and NVID shall each conduct their business in the normal course, and in accord with the terms and conditions of this Core Settlement Agreement and its appended Exhibits.

                                   ARTICLE 16
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

     16.1 Conditions Precedent to Obligations of NVID. The obligations of NVID hereunder are subject to fulfillment, or waiver thereof by NVID, prior to or at the Closing of each of the following conditions:

          (a) Closing Date. The documents are approved and accepted by all Parties as of the scheduled date of November 30, 2001.

          (b) Representations and Warranties. The representations and warranties of IMS shall be true and accurate in all material respects as of the Closing Date.

          (c) Performance. IMS and ETI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

          (d) No Adverse Changes. There shall not have been, since the date of the latest audited financial statements of IMS, any "Material Adverse Change," as defined below, in IMS' financial condition, assets, liabilities or business. A "Material Adverse Change" shall mean any change, effect or circumstance that (i) is materially adverse to the financial condition or results of operations of the business of IMS (provided, however, that for purposes of determining whether there has been a "Material Adverse Change" with respect to IMS (A) any adverse change resulting from or relating to general business or economic conditions affecting the economy as a whole shall be disregarded, (B) any adverse change resulting from or relating to conditions generally affecting the industries in which IMS or its customers or suppliers compete or participate shall be disregarded and (C) any adverse change resulting from or relating to the announcement, disclosure or pendency of the transactions contemplated by this Agreement shall be disregarded), or (ii) would prevent IMS or NVID, as the case may be, from carrying out its obligations under this Agreement.

          (e) Opinion of IMS' Counsel. IMS shall have delivered to NVID an opinion of IMS' counsel, Dennis Brovarone, Attorney at Law, dated the Closing Date to the effect that: (i) IMS is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations thereunder; (ii) IMS is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement and each of the IMS Documents have been duly authorized by all necessary corporate action on the part of IMS, have been duly executed and delivered by IMS and constitute the legal, valid and binding obligations of IMS enforceable in accordance with the respective terms thereof, except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) IMS has prepared and filed with the SEC all periodic reports required of it under the 1934 Act; (v) the Shares issuable hereunder have been duly authorized and will be validly issued; fully paid and non-assessable with no personal liability attaching to the ownership thereof; (vi) neither the execution, delivery and performance by IMS of this Agreement, the IMS Documents, nor compliance by IMS with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of IMS or any agreement or instrument known to such counsel to which IMS is a Party or by which IMS or any of its properties or assets are bound; (vii) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against IMS before any court or administrative agency, which have, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of IMS or which questions the validity of this Agreement or the Shares issuable hereunder. In rendering his opinion, counsel shall be allowed to rely on written representations of officers and directors of the Company as to factual matters.

          (f) Current Status with Securities and Exchange Commission. IMS shall have prepared and filed with the SEC all periodic reports required under the 1934 Act pursuant to Section 12(g) thereof.

          (g) Due Diligence. NVID shall have completed and be satisfied with its due diligence investigation of the representations and warranties of IMS.

     16.2 Conditions Precedent to Obligations of IMS. The obligations of IMS hereunder are subject to fulfillment, or waiver thereof by IMS, prior to or at the Closing of each of the following conditions:

          (a) Closing Date. The documents are approved and accepted by all Parties as of the scheduled date of November 30, 2001.

          (b) Representations and Warranties. The representations and warranties of NVID made pursuant to Article 11 above, shall be true and accurate in all material respects as of the Closing Date.

          (c) Performance. NVID shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing including but not limited to:

          (d) No Adverse Changes. There shall not have been, since the date of the latest audited financial statements of NVID, any Material Adverse Change (as defined below) in its financial condition, assets, including the Patent, liabilities or business. A "Material Adverse Change" shall mean any change, effect or circumstance that (i) is materially adverse to the financial condition or results of operations of the business of NVID (provided, however, that for purposes of determining whether there has been a "Material Adverse Change" with respect to NVID (A) any adverse change resulting from or relating to general business or economic conditions affecting the economy as a whole shall be disregarded, (B) any adverse change resulting from or relating to conditions generally affecting the industries in which NVID or its customers or suppliers compete or participate shall be disregarded and (C) any adverse change resulting from or relating to the announcement, disclosure or pendency of the transactions contemplated by this Agreement shall be disregarded), or (ii) would prevent NVID, as the case may be, from carrying out its obligations under this Agreement.

          (e) Opinion of NVID's Counsel. NVID shall have delivered to IMS, an opinion of their counsel, Thomas P. McNamara, Attorney at Law, dated the Closing Date to the effect that: (i) NVID is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, have all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform their obligations thereunder; (iii) this Agreement and each of the NVID Documents have been duly authorized by all necessary corporate action on the part of NVID, have been duly executed and delivered by NVID and constitute the legal, valid and binding obligations of NVID, enforceable in accordance with the respective terms thereof, except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) neither the execution, delivery and performance by NVID of this Agreement, the NVID Documents, nor compliance by NVID with the terms and provisions thereof, will conflict with, or result in a conflict with the Certificate of Incorporation or Bylaws of NVID. In rendering their opinion, counsel shall be allowed to rely on written representations of officers and directors of the Company as to factual matters.

          (f) Due Diligence. IMS shall have completed and be satisfied with its due diligence investigation of the representations and warranties of NVID.

     16.3 Conditions Precedent to the Release Date. IMS shall, prior to the Release Date, have received fully executed original signatures from all Parties, and the Arbitrator shall have issued a binding arbitration award consistent with the terms and conditions of the Core Settlement Agreement and its Exhibits.

                                   ARTICLE 17
                                 INDEMNIFICATION


     The Parties shall indemnify each other as provided in this Article.


     17.1 Indemnity Obligations. To the fullest extent permitted by law, each Party (the "Indemnifying Party") agrees to defend, indemnify and hold harmless all other Parties, and their respective owners, shareholders, controlling persons, parent and subsidiaries, affiliates, officers, directors, attorneys, agents and employees (the "Indemnified Parties") from and against any and all claims, defense costs, including attorneys' fees, damages, and other liabilities, to the extent arising from or in any way related to (i) the breach by the Indemnifying Party of any of its obligations or performance required by this Agreement and (ii) the failure of the Indemnifying Party's representations and warranties to be true and correct either when made, as of the date of Closing, or thereafter.

                                   ARTICLE 18
                                  MISCELLANEOUS

     18.1 Dispute Resolution. The Parties agree that the American Arbitration Association of San Diego California (in the person of the Arbitrator) shall maintain exclusive jurisdiction over any questions concerning the interpretation or enforcement of this Agreement and all of its component exhibits. Should legal action to enforce this Agreement, or any portion hereof, be commenced, the prevailing party to such binding arbitration shall be entitled to recover, in addition to any award by the arbitrator, its attorney fees incurred in such action.

     18.2 Notices. Unless otherwise specifically provided in this Agreement, all notices or other communications required or permitted under this Agreement shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile, provided that the fax cover sheet contains a notation of the date and time of transmission, and shall be deemed received: (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if mailed in accordance with the provisions of this paragraph, two (2) business days after the date placed in the United States mail, and (iii) if mailed other than in accordance with the provisions of this paragraph or mailed from outside the United States, upon the date of delivery to the address of the person to receive such notice, or (iv) if given by facsimile, when sent. Notices shall be given at the following addresses:

     If to IMS or ETI:                                      1725 Gillespie Way
                                                            El Cajon, CA 92020
                                                            Attention:  Michael Krall
                                                            Fax No.:  619-596-8790

     If to NVID, Aqua Bio Technologies Inc.,                28163 U.S. 19 N., Suite 302
     Gordon, Larson, Lewis, Duffy, Edelson                  Clearwater, FL 33761
     or Redden:                                             Attention:  David Larson
                                                            Fax No.:  727-669-4701

     If to Aqua Bio Technologies S.A. de C.V.:              Creston 357
                                                            Pedregal de San Angel
                                                            Mexico, D.F. 01900
                                                            Attention:  Federico Rodriguez
                                                            Fax No.:  011-525-568-9813

     If to Watertronics:                                    Well Cottage High Street
                                                            Wargrave Berks, RG10800
                                                            England
                                                            Attention:  Dick Goodall
                                                            Fax No.:  011-44-118-940-3615

     If to Sistecam S.A. or Arata:                          Del Triangulo en Rohrmoser
                                                            Costado Este de la Farmacia, Rohrmoser
                                                            Pavas, San Jose
                                                            Costa Rica
                                                            Attention:  Andrew Arata
                                                            Fax No.:  775-640-1658

     If to Duren:                                           George L. Duren
                                                            2531 216 street
                                                            Lake City, FL 32024

     If to Lewis:                                           Charles Lewis
                                                            5135 New Ranch Rd.
                                                            El Cajon, CA 92020

         The relevant Party may change the address for delivery of notices by giving notice of such change in accordance with this paragraph.

     18.3 Interpretation. All Parties have participated in the negotiation and preparation of this Agreement, and the construction of this Agreement shall not be interpreted in favor of or against any particular Party as result of the respective contributions of the Parties to the drafting of this Agreement.

     18.4 Expenses and Further Assurances. The Parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each Party hereto will use its best efforts provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carryout the intent of this Agreement.

     18.5 Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

     18.6 Successors and Assigns. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

     18.7 Governing Law. This Agreement is to be governed by and interpreted under the laws of the State of California, without giving effect to the principles of conflicts of laws thereof. In addition, the Parties agree to exclusive jurisdiction to confirm and/or vacate or modify the arbitral award(s) of the Arbitrator, in the State or Federal Courts of the State of California sitting in the County of San Diego.

     18.8 Section and Other Headings. The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

     18.9 Counterparts. This Agreement may be executed in the original or by fax, in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

     18.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all Parties.

     18.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     18.12 Confidentiality. Each Party hereto agrees with the other Parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other Party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. The foregoing notwithstanding, IMS and NVID shall be authorized to publicly announce the execution and closing of this Agreement, using a mutually acceptable press release.

     IN WITNESS WHEREOF, the corporate Parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.

NVID INTERNATIONAL, INC., and Aqua Bio Technologies       INNOVATIVE MEDICAL SERVICES
Inc., its wholly owned subsidiary


By:/s/ David Larson
   ----------------
   David Larson, President                            By: /s/ Michael L. Krall
                                                         ---------------------
                                                         Michael L. Krall, President


By: /s/ Michael Redden
    ------------------
    Michael Redden, Secretary/Treasurer                 By: /s/ Dennis Atchley
                                                           --------------------
                                                           Dennis Atchley, Secretary

ETIH20 CORPORATION                                        AQUA BIO TECHNOLOGIES, S. A. de C. V.



By: /s/ Andrew B. Arata                                By: /s/ Federico Rodriquez
   ---------------------                                   ----------------------
    Andrew B. Arata, President                             Federico Rodriguez, Director General

WATERTRONICS INTERNATIONAL LTD.                           ANDREW B. ARATA, INDIVIDUALLY AND ON BEHALF OF SISTECAM,
                                                          S.A., A COSTA RICAN CORPORATION



By: /s/ Alan C. Allday                                By: /s/ Andrew B. Arata
    ----------------------                                -------------------
    Alan C. Allday, Managing Director                     Andrew B. Arata



DAVID LARSON                                              MICHAEL REDDEN



By: /s/ David Larson                                  By: /s/ Michael Redden
   ------------------                                     ---------------------
   David Larson, an individual                           Michael Redden, an individual



DR. CHARLES LEWIS                                         GEORGE L. DUREN


By:/s/ Charles Lewis                                  By:/s/ George L. Duren
   --------------------                                  ---------------------
  Charles Lewis, an individual                          George L. Duren, an individual


STEVEN GORDON


By: /s/ Steven Gordon
    ----------------------
    Steven Gordon, an individual



                                   Exhibit "A"



             ASSIGNMENT OF PATENT AND RELATED INTELLECTUAL PROPERTY

     This Assignment of Patent and Related Intellectual Property is effective this 15th day of November 2001 by and between NVID International, Inc. and Innovative Medical Services.

     WHEREAS, NVID International, Inc., hereinafter referred to as the ASSIGNOR, a Delaware corporation, having its principal place of business at 28163 U.S. 19N. Suite 302, Clearwater, Florida 33761 is the owner of certain inventions or improvements for which applications for Letters Patent have been made or for which Letters Patent have been issued, including, but not limited to those listed on "Attachment A" hereto, (the "Patents") together with all of the right, title and interest in and to any marks used in connection therewith, the goodwill of the business symbolized by such marks, all trade secrets as defined in California Civil Code section 3426.1 and the case law interpreting such section, unpatented inventions, all patents pending, filed, or granted in the United States and in all other countries, know-how and other rights, related to "Axenohl", "Axen" or any variant or improvements thereof, and all rights and incidents of ownership of Assignor related thereto, (collectively, with the Patents, the "Intellectual Property"); and

     WHEREAS, Innovative Medical Services hereinafter referred to as the ASSIGNEE, a California corporation, having its principal place of business at 1725 Gillespie Way, El Cajon, Ca 92020, is desirous of acquiring the entire right, title and interest in and to the Intellectual Property in any and all countries;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR has sold, assigned, transferred and set over, and by these presents does hereby sell, assign, transfer and set over to ASSIGNEE, the entire right, title and interest in and to the Intellectual Property and any and all continuations, divisions and renewals of and substitutes for the Intellectual Property and to and under any and all additional Letters Patent which may be granted on or as a result thereof in the United States and any and all other countries, and any reissue or reissues or extension or extensions of said Letters Patent, and the full right to sue for and recover all profits and damages recoverable for past infringement of the same, and assign to and authorize said ASSIGNEE to file applications for Letters Patent in all countries, to be held and enjoyed by said ASSIGNEE, its successors, assigns, nominees or legal representatives, to the full end of the term or terms for which said Letters Patent respectively may be granted, reissued or extended, as fully and entirely as the same would have been held and enjoyed by ASSIGNOR had this assignment, sale and transfer not been made.

     It is hereby covenanted that ASSIGNOR has full right to convey the entire interest herein assigned, and that ASSIGNOR has not executed and will not execute any agreement in conflict herewith, and ASSIGNOR further covenants and agrees that it will each time request is made and without undue delay, execute and deliver all such papers as may be necessary or desirable to perfect the title to said Intellectual Property in ASSIGNEE, its successors, assigns, nominees, or legal representatives, and that ASSIGNOR is not aware of any undisclosed prior art or any circumstance that could weaken or invalidate the Patents and has no knowledge of any actual or suspected infringement of the Patents; ASSIGNOR has not made any assignments, or granted any licenses to all or part of the Intellectual Property other than disclosed to ASSIGNEE in the Settlement Agreement entered into on or about the date hereof; ASSIGNOR agrees to communicate to ASSIGNEE or to its nominee all known facts respecting said Intellectual Property, to testify in any legal proceedings, to sign all lawful papers to execute all disclaimers and divisional, continuing, reissue and foreign applications, to make all rightful oaths, and generally to do everything possible to aid ASSIGNEE, its successors, assigns, nominees and legal representatives to obtain and enforce for its or their own benefit proper patent protection for said inventions or improvements in any and all countries, all at the expense, however, of ASSIGNEE, its successors, assigns, nominees or legal representatives.

     AND ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States and any official of any country or countries foreign to the United States whose duty it is to issue patents on applications as aforesaid, to issue to ASSIGNEE, as assignee of the entire right, title and interest, any and all Letters Patent for Intellectual Property, including any and all Letters Patent of the United States which may be issued and granted on or as a result of any applications included in said Intellectual Property, in accordance with the terms of this assignment.

     IN WITNESS WHEREOF, the undersigned, being properly authorized to execute this Assignment as of the date first set above written, hereunto sets their hand and seal.

NVID International, Inc.                  Innovative Medical Services



By: /s/ David J. Larson                  By:  /s/ Michael L. Krall
   ------------------------------            ----------------------------------
     David J. Larson, President              Michael L. Krall, President / CEO



By: /s/ Michael J. Redden                By: /s/ Dennis B. Atchley
   ------------------------------           ------------------------------------
     Michael J. Redden, Secretary           Dennis B. Atchley, Esq., Secretary



By: /s/ Steve Gordon
   ------------------------------
     Steve Gordon, Board Member

The undersigned hereby conveys, transfers and assigns all of his right, title and interest to the Intellectual Property to ASSIGNEE.

Andrew B. Arata

/s/ Andrew B. Arata
-------------------------
Andrew B. Arata, Inventor

                                 Attachment "A"

                                Patent Properties
                                -----------------



Patent No./Serial No.           Issue Date/Filing Date          Country                           Status
---------------------           ----------------------          -------                           ------
6,197,814                       March 6, 2001                   United States of America          Issued
09/798,768                      March 2, 2001                   United States of America          Pending
09/544,404                      April 6, 2000                   United States of America          Pending
PCT/US98/21604                  October 9, 1998                 Patent Cooperation Treaty         Published
OAPI No. 11368                  October 17, 2000                OAPI Region                       Issued
98954966.2                      *October 9, 1998                ARIPO Region                      Pending
98954966.2                      *October 9, 1998                European Patent Office            Pending
200000396                       *October 9, 1998                Eurasian Region                   Pending
11880/99                        *October 9, 1998                Australia                         Pending
PI9813857-0                     *October 9, 1998                Brazil                            Pending
2,305,139                       *October 9, 1998                Canada                            Pending
98812103.4                      *October 9, 1998                China                             Pending
2000-515434                     *October 9, 1998                Japan                             Pending
003376                          *October 9, 1998                Mexico                            Pending
503582                          *October 9, 1998                New Zealand                       Pending

*Priority Date

                                   Exhibit "B"

                          UNITED STATES DISTRICT COURT
                           MIDDLE DISTRICT OF FLORIDA
                                 TAMPA DIVISION

NVID INTERNATIONAL, INC., a
Delaware corporation,

                           Plaintiff,

v.                                CASE NO. 8:01-cv-950-T-MSS

INNOVATIVE MEDICAL SERVICES, a
California corporation; and
ETIH20 CORPORATION, a Nevada
corporation, as the survivor by
merger to ETIH20, INC., a
Florida corporation,

                           Defendants
 ------------------------------/

                    STIPULATION FOR DISMISSAL WITH PREJUDICE
                    ----------------------------------------

     The parties to this cause, by and through their undersigned attorneys, and pursuant to Rule 41(a) of the Federal Rules of Civil Procedure, hereby stipulate that this action be and hereby is dismissed with prejudice, with each party to bear its own costs and attorneys' fees.

Attorney for Plaintiff

RICHARD M. CANDELORA, ESQ.
Florida Bar No. 198056
GARDNER, WILKES, ET AL.
P.O. Box 1810
Tampa, FL 33601-1810
Phone: (813) 221-8000
Fax:   (813) 229-1597

Dated:12/03/01                      /s/ Richard M. Candelora
     -----------                    -------------------------
                                    Richard M. Candelora, Esq.

Attorney for Plaintiff

ROBERT C. SANCHEZ, ESQ.
Florida Bar No. 570427
THOMAS P. MCNAMARA, P.A.
2909 Bay to Bay Boulevard, Suite 309
Tampa, FL 33629
Telephone: (813) 837-0727

Dated:11/28/01                      /s/ Robert C. Sanchez
      --------                      -----------------------------
                                    Robert C. Sanchez, Esq.

Attorney for Defendants

RICHARD M. ZABAK, ESQ.
Florida Bar No. 273406
GRAY HARRIS ROBINSON SHACKLEFORD FARRIOR
P.O. Box 3324
Tampa, FL 33601
Phone:  (813) 273-5000
Fax:    (813) 273-5145

Dated:12/04/01                      /s/ Richard M. Zabak
      -----------                   -----------------------------
                                    Richard M. Zabak, Esq.

                                   Exhibit "C"

                                     RELEASE

     This Release ("Release") is made and entered into as of November 15, 2001 by and among Innovative Medical Services, a California corporation ("IMS"), ETIH20 Corporation, a Nevada corporation ("ETI"), NVID International, Inc., a Delaware corporation ("NVID"), Watertronics Ltd., an entity organized under the laws of the United Kingdom ("Watertronics"), Aqua Bio Technologies, S. A. de C. V., a Mexican corporation ("Aquabiotech Mexico"), Andrew B. Arata, an individual currently residing in Costa Rica ("Arata"), Sistecam S.A., a Costa Rican corporation ("Sistecam"), David Larson, the President of NVID, and individually ("Larson"), and Michael Redden, the Secretary and Treasurer of NVID, and individually ("Redden"), George L. Duren ("Duren") and Dr. Charles Lewis ("Lewis") (the foregoing parties, collectively, the "Parties") with respect to the following facts and as set forth herein:

     A. Axenohl and its diluted form, "Axen" (hereinafter "Axenohl"), is a silver ion product with marketable disinfectant properties, invented by Arata. Arata assigned the rights to Axenohl to NVID and it is the subject of U.S. Patent No. 6,197,814; WIPO App. No. WO 99 / 18790 (together with all rights and incidents of ownership of NVID related thereto, the "Patent").


     B. NVID has entered into various marketing and/or manufacturing agreements related to Axenohl with IMS and ETI that have become the subject of dispute (the "Dispute").

     C. As part of the Dispute, NVID claims that Watertronics and Aquabiotech Mexico have certain license and/or manufacturing rights regarding Axenohl, which are contested by IMS and ETI.

     D. NVID has caused to be filed a state court action in Florida against IMS and ETI seeking declaratory and other relief regarding the Dispute (Sixth Judicial Circuit in and for Pinellas County, Case No. 01-2867-CI-21) ("Florida Action").


     E. IMS and ETI have caused the Florida Action to be removed to the United States District Court for the Middle District of Florida (Tampa Division), Case No. 8:01-cv-950-T-23MSS, and have applied to that federal court for an order "staying" said action, or alternatively dismissing or transferring pursuant to asserted dispute resolution agreement(s) of the parties.

     F. IMS and ETI filed a claim regarding the Dispute before the American Arbitration Association in San Diego County, California, and when NVID declined to voluntarily participate in such arbitration, filed a "Petition for an Order Compelling Arbitration" before Chief Judge Marilyn L. Huff in the United States District Court for the Southern District of California (Case No. 01-CV-778H
(JAH)), which requested order to compel has been granted.

     G. IMS, ETI and NVID have stipulated to Jack F. Fitzmaurice as a neutral arbitrator for the Dispute in the now pending American Arbitration Association arbitration in San Diego, civil case no. 73 1990018601 LJP (the "San Diego Arbitration").

     H. The Parties hereto have reached a global resolution of the Dispute, pursuant to the Core Settlement Agreement dated November 15, 2001 (the "Core Settlement Agreement"), and wish such agreement to be entered as a final and binding arbitration award, and to thereafter be confirmed if necessary as a non-contestable and non-appealable stipulated judgment by the United States District Court for the Southern District of California, or of the Superior Court of the State of California in and for the County of San Diego.

     In exchange for the performance of the respective obligations of the Parties as set forth in the Core Settlement Agreement, each Party agrees to release the other Parties as follows:

     1. Release by IMS. IMS hereby fully and forever releases and discharges NVID, Gordon, Larson, and Redden and all of their respective affiliated and/or subsidiary corporations, companies or partnerships, together with any and all past and present employees, agents, officers, directors, shareholders, partners, predecessors, successors, assigns, agents, attorneys, heirs, executors, administrators and representatives, from any and all claims arising on or before the date hereof, of any kind or nature, whether now known or unknown, suspected or unsuspected, based on, arising out of or in connection with anything whatsoever done, omitted, or suffered to be done at any time, arising or in connection, directly or indirectly, with the Dispute, the Florida Action, the San Diego Arbitration, the Patent or otherwise, including all claims or causes of action under any state or federal laws, contract, equity or tort theory, fiduciary obligation, or otherwise, sustained respectively by NVID, Larson and /or Redden excepting therefrom the performance of the respective obligations of NVID, Larson and Redden as set forth in the Core Settlement Agreement.

     2. Release by NVID and Aqua Bio Technologies Inc. NVID and Aqua Bio Technologies Inc. (its wholly owned subsidiary) hereby fully and forever releases and discharges IMS, ETI and Sistecam, and all of their respective affiliated and/or subsidiary corporations, companies or partnerships, together with any and all past and present employees, agents, officers, directors, shareholders, partners, predecessors, successors, assigns, agents, attorneys, heirs, executors, administrators and representatives, from any and all claims arising on or before the date hereof, of any kind or nature, whether now known or unknown, suspected or unsuspected, based on, arising out of or in connection with anything whatsoever done, omitted, or suffered to be done at any time, arising or in connection, directly or indirectly, with the Dispute, the Florida Action, the San Diego Arbitration, the Patent or otherwise, including all claims or causes of action under any state or federal laws, contract, equity or tort theory, fiduciary obligation, or otherwise, sustained respectively by IMS, Sistecam and ETI excepting therefrom the performance of the respective obligations of IMS, Sistecam and/or ETI as set forth in the Core Settlement Agreement.

     3. Release by ETI. ETI hereby fully and forever releases and discharges IMS and NVID and all of their respective affiliated and/or subsidiary corporations, companies or partnerships, together with any and all past and present employees, agents, officers, directors, shareholders, partners, predecessors, successors, assigns, agents, attorneys, heirs, executors, administrators and representatives, from any and all claims arising on or before the date hereof, of any kind or nature, whether now known or unknown, suspected or unsuspected, based on, arising out of or in connection with anything whatsoever done, omitted, or suffered to be done at any time, arising or in connection, directly or indirectly, with the Dispute, the Florida Action, the San Diego Arbitration, the Patent or otherwise, including all claims or causes of action under any state or federal laws, contract, equity or tort theory, fiduciary obligation, or otherwise, sustained respectively by IMS and NVID excepting therefrom the performance of the respective obligations of IMS and/or NVID as set forth in the Core Settlement Agreement.

     4. Release by Watertronics. Watertronics hereby fully and forever releases and discharges IMS, Sistecam and ETI and all of their respective affiliated and/or subsidiary corporations, companies or partnerships, together with any and all past and present employees, agents, officers, directors, shareholders, partners, predecessors, successors, assigns, agents, attorneys, heirs, executors, administrators and representatives, from any and all claims arising on or before the date hereof, of any kind or nature, whether now known or unknown, suspected or unsuspected, based on, arising out of or in connection with anything whatsoever done, omitted, or suffered to be done at any time, arising or in connection, directly or indirectly, with the Dispute, the Florida Action, the San Diego Arbitration, the Patent or otherwise, including all claims or causes of action under any state or federal laws, contract, equity or tort theory, fiduciary obligation, or otherwise, sustained respectively by IMS, Sistecam and/or ETI excepting there from the performance of the respective obligations of IMS and/or ETI as set forth in the Core Settlement Agreement.

     5. Release by Aquabiotech Mexico. Aquabiotech Mexico hereby fully and forever releases and discharges IMS, Sistecam and ETI and all of their respective affiliated and/or subsidiary corporations, companies or partnerships, together with any and all past and present employees, agents, officers, directors, shareholders, partners, predecessors, successors, assigns, agents, attorneys, heirs, executors, administrators and representatives, from any and all claims arising on or before the date hereof, of any kind or nature, whether now known or unknown, suspected or unsuspected, based on, arising out of or in connection with anything whatsoever done, omitted, or suffered to be done at any time, arising or in connection, directly or indirectly, with the Dispute, the Florida Action, the San Diego Arbitration, the Patent or otherwise, including all claims or causes of action under any state or federal laws, contract, equity or tort theory, fiduciary obligation, or otherwise, sustained respectively by IMS and ETI excepting therefrom the performance of the respective obligations of IMS, Sistecam and/or ETI as set forth in the Core Settlement Agreement.

     6. Release by Arata and Duren. Arata hereby fully and forever releases and discharges NVID, IMS and ETI and all of their respective affiliated and/or subsidiary corporations, companies or partnerships, together with any and all past and present employees, agents, officers, directors, shareholders, partners, predecessors, successors, assigns, agents, attorneys, heirs, executors, administrators and representatives, from any and all claims arising on or before the date hereof, of any kind or nature, whether now known or unknown, suspected or unsuspected, based on, arising out of or in connection with anything whatsoever done, omitted, or suffered to be done at any time, arising or in connection, directly or indirectly, with the Dispute, the Florida Action, the San Diego Arbitration, the Patent or otherwise, including all claims or causes of action under any state or federal laws, contract, equity or tort theory, fiduciary obligation, or otherwise, sustained respectively by NVID, IMS and ETI excepting therefrom the performance of the respective obligations of NVID, IMS and/or ETI as set forth in the Core Settlement Agreement.

     7. Release by Larson. Larson hereby fully and forever releases and discharges Arata, Duren, IMS, Sistecam and ETI and all of their respective affiliated and/or subsidiary corporations, companies or partnerships, together with any and all past and present employees, agents, officers, directors, shareholders, partners, predecessors, successors, assigns, agents, attorneys, heirs, executors, administrators and representatives, from any and all claims arising on or before the date hereof, of any kind or nature, whether now known or unknown, suspected or unsuspected, based on, arising out of or in connection with anything whatsoever done, omitted, or suffered to be done at any time, arising or in connection, directly or indirectly, with the Dispute, the Florida Action, the San Diego Arbitration, the Patent or otherwise, including all claims or causes of action under any state or federal laws, contract, equity or tort theory, fiduciary obligation, or otherwise, sustained respectively by Arata, IMS, Sistecam and ETI excepting therefrom the performance of the respective obligations of Arata, IMS and /or ETI as set forth in the Core Settlement Agreement.

     8. Release by Redden. Redden hereby fully and forever releases and discharges Arata, Duren, Sistecam, IMS and ETI and all of their respective affiliated and/or subsidiary corporations, companies or partnerships, together with any and all past and present employees, agents, officers, directors, shareholders, partners, predecessors, successors, assigns, agents, attorneys, heirs, executors, administrators and representatives, from any and all claims arising on or before the date hereof, of any kind or nature, whether now known or unknown, suspected or unsuspected, based on, arising out of or in connection with anything whatsoever done, omitted, or suffered to be done at any time, arising or in connection, directly or indirectly, with the Dispute, the Florida Action, the San Diego Arbitration, the Patent or otherwise, including all claims or causes of action under any state or federal laws, contract, equity or tort theory, fiduciary obligation, or otherwise, sustained respectively by Arata, Duren, Sistecam, IMS and ETI excepting therefrom the performance of the respective obligations of Arata, Duren, Sistecam, IMS and/or ETI as set forth in the Settlement Agreement.

     9. Waiver Under California Civil Code Section 1542. The Parties understand and agree that this Release constitutes a general release and shall be effective as a full and final waiver, accord and satisfaction, and as a bar to all claims whether known, unknown, suspected or concealed. Each Party acknowledges that they are familiar with section 1542 of the California Civil Code that provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         Each Party expressly waives and relinquishes any and all rights and claims he or she may have pursuant to the provisions of section 1542 of the California Code of Civil Procedure.

     10. Execution Of Additional Documents. Each Party agrees to execute and deliver such additional documents as may be necessary to effectuate this Release.

     11. Advice Of Counsel. Each Party, by due execution of this Release represents that he or she has reviewed each term of this Release with legal counsel, or has had the reasonable opportunity to do so, and shall not deny the validity of this Release on the ground that they did not have advice of legal counsel. Each Party has carefully read this Release, its contents are known, and each party freely and voluntarily signs it.

     12. Governing Law. This Release shall be interpreted and enforced under the laws of the State of California.

     13. Severability. The invalidity of any provision of this Release as determined by the Arbitrator or a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

     14. Remedies. In the event any Party breaches the provisions of this Release, the Dispute Resolution (Section 18.1) and Governing Law (Section 18.7) provisions set forth in the Core Settlement Agreement shall govern.

     Notwithstanding any above releases of NVID by Arata, in the event that NVID should receive the Axenohl patent rights back from IMS at some future date, Arata's compensation rights as the original inventor/assignor shall return to the status quo ante.

     IN WITNESS WHEREOF, the individuals have signed hereunder, and the corporate Parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.


NVID INTERNATIONAL, INC., and                  INNOVATIVE MEDICAL SERVICES
Aqua Bio Technologies Inc.,
its wholly owned subsidiary


By:  /s/ David Larson                           By: /s/ Michael L. Krall
   -------------------------                       ----------------------------
    David Larson, President                        Michael L. Krall, President



By: /s/ Michael Redden                          By:/s/ Dennis Atchley
  ----------------------------                     ----------------------------
   Michael Redden, Secretary/Treasurer             Dennis Atchley, Secretary



ETIH20 CORPORATION                            AQUABIOTECH MEXICO, S. A. de C. V.


By: /s/ Andrew B. Arata                   By: /s/ Federico Rodriguez
   -------------------------                 -----------------------------
    Andrew B. Arata, President              Federico Rodriguez, Director General



WATERTRONICS INTERNATIONAL LTD             ANDREW B. ARATA


By:/s/ Alan C. Allday                         By:/s/ Andrew B. Arata
  -------------------------------               ----------------------
  Alan C. Allday, Managing Director             Andrew B. Arata



DAVID LARSON                                 MICHAEL REDDEN


By: /s/ David Larson                         By: Michael Redden
  ------------------------------                -----------------------------
  David Larson, an individual                   Michael Redden, an individual



                                             GEORGE L. DUREN


                                             By: George Duren
                                                ------------------------------
                                                George L. Duren, an individual

                                                                      [IMS LOGO}


                                    Exhibit D


                     MANUFACTURER'S REPRESENTATIVE AGREEMENT



THIS AGREEMENT is made this 1st day of January 2002, by and between Innovative Medical Services ("IMS"), a California corporation with its principal place of business at 1725 Gillespie Way, El Cajon, California 92020, and Watertronics International, Ltd. an entity organized under the laws of the United Kingdom ("the Representative"), with its principal place of business at Unit A Cold Ash Farm Long Lane, Thatcham Berks RG18 9LT, and collectively referred to as the "Parties."

WHEREAS, Innovative Medical Services desires to appoint the Representative as a sales representative for certain products, territories, classes of trade, customers and/or certain products to such customers (hereinafter, the "Territory"), all on the terms and conditions hereinafter set forth;

WHEREAS, the Representative desires to and hereby does accept the sales representative position in the Territory pursuant to the agreed upon terms and conditions;

NOW, THEREFORE, it is agreed as follows:


ss.1. Appointment
      -----------

     IMS hereby appoints on a non-exclusive basis the Representative to be its sales representative in the Territory as specifically described in Exhibit "A." The Representative accepts said appointment.

ss.2. Definitions
      -----------

     As used in this Agreement, the following terms shall have the respective meanings:
     a. "Agreement" shall mean this Manufacturer's Representative Agreement, together with exhibits;
     b. "Commission" shall mean the then current standard rate set forth on Exhibit "A;"
     c. "Territory" shall mean that geographic area and/or NAICS class of trade code(s) on Exhibit "A;" and
     d.   "Products" shall mean item(s) described on Exhibit "A."
     e. "Compete" shall mean to pursue any business opportunity arising from confidential information obtained from the Company.

ss.3. Sales Duties
      ------------

     The Representative shall have the following duties hereunder in connection with promoting the sales of the Products:

     a. To use "best efforts" to introduce, promote the sales of, and obtain orders for designated Products in the Territory.
     b. To maintain office facilities and sufficient staff to properly and professionally service the Territory.
     c. To assist in the solution of any commercial and/or technical problems that from time-to-time may hereinafter arise between IMS and any customer or prospective customer of the Representative.
     d. To abide by the policies, rules and regulations which IMS from time-to- time may adopt and communicate to the Representative.
     e.   To make sales and/or service calls on all assigned accounts as needed.
     f. To provide periodical forecasts of expected and/or projected sales, and specific methods and modalities by which the sales are to be generated, as requested in writing by IMS.
     g. To cooperate in semi-annual formal performance reviews, during which prior performance of the Representative will be addressed, and sales goals and plans for the coming six-month period will be cooperatively set.
     h. At the written request of IMS, to disclose the specific accounts, classes of trade, or other separable portion(s) of the Territory handled by specific personnel of the Representative, and to inform IMS in writing within ten days (10) of any changes in the Representative's personnel who will be selling or servicing the Territory.

ss.4. Administrative Duties
      ---------------------

     In addition to the sales duties described in ss. 3, the Representative shall additionally be obligated to:

     a. Assist customers or potential customers with respect to shipments, displays, and other matters related to the Territory.
     b. Consult with IMS periodically or upon its request, regarding sales policies and practices, pricing of Products, market conditions and all other matters relating to the Representative's performance under this Agreement.
     c. Keep, observe, and comply with all federal, state, and/or local statutes, laws, rules and regulations that are or shall become applicable to activities undertaken by the Representative pursuant to this Agreement.
     d. Assist IMS at its request in collection and/or satisfactory resolution of delinquent and/or disputed balances regarding IMS customers solicited and/or serviced by the Representative.
     e. Immediately inform IMS in writing regarding any discovered facts respecting the creditworthiness of any account or customer, which might reasonably affect a decision by IMS to continue to do business with such customer and/or account.
     f. Provide IMS with prompt written notice of any oral or written customer complaints in the field, and work with IMS to properly resolve any such complaints and/or disputes.
     g. At the outset of every customer relationship, present to and receive a signed Confidentiality Agreement in favor of IMS from each customer.

ss.5. Prohibitions
      ------------

     During the term of this Agreement, the Representative shall not, without the express prior written consent of Innovative Medical Services:

     a.   Solicit or receive orders outside the Territory.
     b. Sell or solicit orders for the similar or competing goods of other manufacturer(s).
     c. Be or become associated as an owner, joint venturer, or in any other capacity whatsoever with any person, or organization engaged in the sale of or solicitation of orders for goods, articles or equipment which are similar to, compete with, or interfere with sales of IMS said Products under this Agreement.
     d. Divulge or make known to any person any proprietary information, including, but not limited to, trade secrets, technical data, manufacturing techniques, accounts or dealings relating to the business of IMS or any Products sold by IMS.

ss.6. Status of the Representative
      ----------------------------

     a. The Representative shall act under this Agreement as an independent contractor and under no circumstances have any authority to incur any obligation on IMS' behalf without the expressed prior written approval of IMS. No expenses, costs or disbursements shall be incurred by the Representative in the name of IMS nor shall IMS be responsible for compensating the Representative for any expenses, costs or disbursements incurred by the Representative or its staff except as IMS may expressly otherwise agree to in writing. In particular, and without limiting the foregoing, the Representative shall not:

          1. Make any terms with, or warranty or representation to, any customer on behalf of IMS, except as shall be specifically authorized in writing, or;

          2. Except as provided in Subsection (b) of this Section, use the name "Innovative Medical Services" or any other trademark or trade name of IMS as part of its trade or business name or trademark, without prior written permission for such use, or;

          3. Use any stationery, forms or printed material of any kind on which the name "Innovative Medical Services" or any other trademark or trade name of IMS appears or is intended to be inserted, without first obtaining in each instance, the prior written consent of IMS for such use;

     b. IMS hereby grants to the Representative the right to use the Innovative Medical Services name in the Representative's letterhead, business cards, and similar materials during the term of this Agreement, provided that the form of such use is first approved in writing by legal counsel and/or an authorized officer of IMS, and provided further that it is not used in any manner forbidden by law, nor in any manner which tends to indicate that IMS and the Representative are not independent parties or otherwise to misrepresent the relation between IMS and the Representative.

ss.7. Authorized Customers
      --------------------

     Notwithstanding any other provision of this Agreement, IMS reserves the right at any time to limit by written notice those Retailers in the Territory who are authorized to purchase any or all of the Products, and the Representative shall not solicit orders from a Retailer in the Territory who is not authorized to order that Product from IMS.

ss.8. Sales Information
      -----------------

     Subject to applicable laws and regulations, IMS shall furnish the Representative such technical advice, sales literature, catalogs, price lists and other written material, as IMS in its sole discretion deems necessary for the Representative to carry out this Agreement.

ss.9. Acceptance of Orders
      --------------------

     a. All orders for Products hereunder must be prepared in accordance with the IMS current prices, terms and conditions operable on the date of placement of any such order. All prices, specifications and terms governing the sale of Products within the Territory shall be established, or changed upon 30 days written notice, at the sole prerogative of IMS.



IMS Manufacturer's Representative Agreement

                                 Representative's Initials: ACA     IMS: MLK
                                                            --------     -------

     b. A purchase order properly executed by the customer will be submitted for all orders placed. If the order is placed by phone, the written and signed purchase order marked "CONFIRMING" by the customer must be submitted by fax to IMS within five calendar days of phone order.

     c. IMS in its sole discretion shall determine whether or not to accept any particular order. IMS shall have no obligation or liability to the Representative or to any other party for refusal to accept any order, regardless of the reason for such refusal.

ss.10. Commissions
       -----------

     a. IMS will pay a commission to the Representative on accepted orders for which full payment has been received from the customer. The commission will be calculable at a rate as referenced in Exhibit "A," and shall apply to the monthly Territory sales proceeds to IMS net of any sales or promotional discounts, shipping, handling and any applicable taxes. In the event that customer(s) return or request a refund regarding any Products upon which a commission has already been paid, the commission for that sale will be deducted from the Representative's next commission payment, but in any event must be repaid to IMS within 30 days of written request.
     b. Sub-Representatives or Agents: IMS shall not be responsible for making any payments to sub-representatives or agents of the Representative. Such payments, if applicable, are the sole responsibility of the Representative.
     c. Payment Schedule: Commission payments to the Representative by IMS shall be payable on the tenth of the month on Territory sales proceeds fully credited in the previous month to IMS. The Representative will have 30 days from the date of payment to dispute any commission amounts.
     d. Accounting: IMS shall maintain records in sufficient detail for purposes of determining the proper amount of the commission. IMS shall provide the Representative with a monthly written accounting that sets forth the manner in which the commission payment was calculated.
     e. Right to Inspect: At its expense, the Representative shall have the right to inspect IMS' records for the limited purpose of verifying the calculation of the commission payments, subject to such restrictions as IMS may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during regular business hours as may be set by IMS.
     f. Anything contained herein to the contrary notwithstanding, IMS shall not be liable to the Representative for any commissions for any Products, which may be sold in the Territory by any person or organization other than the Representative.
     g. When two or more territories sales representatives are involved in a paid sale, any commissions owed may be allocated between or among participating sales representatives by IMS at its sole discretion according to the particular facts and/or circumstances. The decision of IMS on all such divisions of commissions shall be final.

ss.11. IMS' Right to Sales
       -------------------

     IMS reserves the right to solicit orders for the Products in the Territory on its own behalf should IMS in its sole discretion determine that such action is required for the adequate representation of the Products, and, provide further that nothing herein contained shall prohibit or restrict IMS' right to appoint during the Term of this Agreement, in anticipation of the expiration or termination of such Term, a new representative for the Products in the Territory whose representation of the Products will commence after the expiration or termination of the Term of this Agreement. IMS may designate certain accounts as national accounts. The Representative will be asked to provide service to said national account. Commissions to the Representative upon a designated national account sale in the Territory will be paid at the rate to be agreed upon on an ad hoc basis in writing between IMS and the Representative.

ss.12. Term
       ----

     a. This Agreement shall take effect as specified in ss. 33 hereof, and shall continue in effect for the Term specifically described in Exhibit "A," unless terminated sooner as described hereinafter. The Term of this Agreement shall not exceed twelve months unless this Agreement is expressly approved and executed by the President / CEO of IMS.

     b. In the event of termination of this Agreement, IMS shall pay commissions for all orders placed by customer(s) of the Representative and fully paid for within 90 days of the termination date. Further, if the Representative has prior to termination presented a customer to IMS which is subject to a binding contract for future purchases of IMS Products, IMS will pay commission at the enumerated rate for sales pursuant to such contract which are fully paid for by customer up to 120 days after the effective date of termination.



IMS Manufacturer's Representative Agreement

                                 Representative's Initials:  ACA    IMS: MLK
                                                            --------     -------
ss.13. Termination
       -----------

     a. In addition to any and all other remedies available to IMS under law or equity, any of the events specified in Sub-Section (b) below shall immediately, upon written notice by IMS, terminate this Agreement. Upon such termination, the Representative shall not be entitled to any commissions or other compensation under this Agreement except as provided in Section 12(b) hereof.
     b. The events, the occurrence of which shall constitute termination for cause:
             1.   The Representative shall cease to carry on business, become bankrupt or insolvent, or become, in the sole and unfettered judgment of IMS so financially unstable that it would be in the best interests of IMS to terminate this Agreement.
          2. The Representative or any of its officers, employees or agents shall perpetrate fraud upon IMS or any IMS customer(s) in the course of this Agreement.
          3. The Representative attempts to or does sell Products outside the Territory.
          4.   The Representative defaults on payment obligations to IMS.
          5. The Representative sells or otherwise promotes competing or similar products of another manufacturer, unless prior written permission by IMS has been given to the Representative.
     c. Neither party shall by reason of the termination of this Agreement be liable to the other for compensation or damages on account of the loss of present or prospective profits, or commissions on sales or anticipated sales, or expenditure, investments or commitments made in connection therewith, or in connection with the establishment, development or maintenance of the selling representation hereunder; provided that such termination shall not relieve IMS of any liability to the Representative for any earned but unpaid commissions in accordance with the provisions ofss.12 above and subject to the foregoing, shall not be deemed to constitute a waiver of any other claim which IMS may have against the Representative; and provided further, that the acceptance of any order by IMS after the termination of this Agreement shall not be construed as a renewal of extension of this Agreement or as a waiver of termination.
     d. Upon termination of this Agreement, the Representative shall cease using IMS trademarks for any purpose whatsoever, and turn over to IMS invoices and copies thereof, demonstrators, pamphlets, catalogs, booklets and/or other technical, advertising and selling data and literature concerning the Products of IMS in the possession of the Representative.
     e. The Representative agrees, that during the term of this Agreement, and for one year after termination of this Agreement, neither the Representative nor any of its employees will back-solicit or otherwise deal directly with any company that IMS has contracted with the Representative to perform sales and customer service. The Representative agrees that any work it directly provides to or performs for any IMS client without IMS involvement or approval will result in a sales commission automatically and retroactively applied to all such transactions of 25% of Gross Invoice to the client payable in full from the Representative to IMS.

ss.14. Assignment
       ----------

     The Representative shall not assign any rights or duties hereunder to any person or organization without the prior written consent of IMS.

ss.15. Full Agreement Amendment
       ------------------------

     This Agreement embodies the full understanding of the parties and supersedes in all respects any agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. This Agreement, including but not limited to Exhibit "A" thereof, shall be amended or modified only by IMS' President / CEO in a writing signed by the parties hereto.

ss.16. Waiver
       ------

     Failure by either party to enforce any provision of this Agreement shall not be construed as a waiver of any breach or a waiver of such provision hereof or of the right of such party thereafter to enforce such provision.

ss.17. Notices
       -------

     All notices herein provided for shall be deemed sufficiently given when:
(a) Delivered to Federal Express, Airborne, or any other similar express delivery service for delivery to the Representative; or (b) Mailed by postpaid certified mail, return receipt requested, to the other party at its address set forth above or at such other address of which it shall have informed the other party by such a written notice.





IMS Manufacturer's Representative Agreement

                                 Representative's Initials: ACA     IMS: MLK
                                                            --------     -------
ss.18. Indemnity
       ---------

     The Representative will hold IMS (and its shareholders, directors, officers, attorneys, and agents) harmless, and will indemnify and defend each and all of them from any asserted liability, loss, damages, costs or expenses (including reasonable attorneys fees) alleged to have occurred due to the intentional or negligent acts or omissions of the Representative or its officers, employees, agents or sub-representatives, including but not limited to any claims asserted against IMS because of the Representative's unauthorized sale(s) of IMS Products outside of the designated Territory.

ss.19. Affiliates
       ----------

     Anything that the Representative is prohibited from doing under this Agreement shall be considered a violation of this Agreement if done directly or indirectly by any person or entity which owns or controls the Representative, is owned or controlled by the Representative, or is under common ownership or control with the Representative.

ss.20. Excusable Delay
       ---------------

     IMS will not be liable for any failure or delay in the delivery of Products due to circumstances beyond its reasonable control, such as natural catastrophe, fire, war, riot or civil unrest, strike, lockout or other labor disturbance, shortage or unavailability of materials, components or transportation facilities, or any act, refusal to act, regulation, order or intervention of governmental authorities.

ss.21. Severability
       ------------

     If any provision of this Agreement is held illegal, invalid or unenforceable, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of this Agreement shall not be affected.

ss.22. Governing Law
       -------------

     All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of the state of California, without reference to any conflict of laws provision(s).

ss.23. Dispute Resolution
       ------------------

     Each and all disputes and controversies arising out of and/or related to this Agreement and the transactions contemplated by this Agreement (whether sounding in contract, tort, or otherwise) shall be determined exclusively by the San Diego Arbitrator (Jack Fitzmaurice, Esq. or his duly appointed successor-in-interest) pursuant to the terms and conditions of the Settlement Agreement, to which this Manufacturer's Representative Agreement is attached as Exhibit "D."

ss.24. Independent Legal Advice
       ------------------------

     Both Parties to this Agreement have been provided with ample opportunity to seek independent legal and business advice regarding the propriety of executing this Agreement, and have either done so or waive that privilege.

ss.25. Joint Drafting
       --------------

     This Agreement has been drafted with the joint cooperation of the Parties such that any ambiguity that may exist in the language is to be interpreted in an evenhanded manner.

ss.26. Final Integration
       -----------------

     This Agreement is the final and integrated contract between the parties, and it supersedes any prior or contemporaneous written or oral understandings.

ss.27. Benefit
       -------

     Except as otherwise provided herein to the contrary, this agreement shall inure to the benefit of and shall be binding upon the parties signatory hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

ss.28. Faxed Execution

     Each Party hereto shall be authorized to rely upon the signature(s) of the other Party hereto which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement.

ss.29. Execution In Counterparts
       -------------------------

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

ss.30. Time Is Of The Essence
       ----------------------

     Time is of the essence with respect to any act or performance as set forth in this Agreement.

ss.31. Further Documents
       -----------------

     Each Party will, whenever and as often as it shall be reasonably requested by the other Party, execute, acknowledge and deliver such further instruments and documents as may be necessary in order to carry out the intent and purpose of this Agreement, including but not limited to the "Manufacturer's Representative Confidentiality Agreement," appended hereto as Exhibit "B," and to be executed by the Representative concurrent with signature hereunder.

ss.32. Warranty of Authority
       ---------------------

     Each person signing this Agreement on behalf of an entity warrants that he or she has the authority to bind said entity by signing this Agreement.

ss.33. Effectiveness
       -------------

     This Agreement shall become effective when fully executed by the parties to the transaction.


IMS Manufacturer's Representative Agreement

                                 Representative's Initials: ACA     IMS: MLK
                                                            --------     -------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              WATERTRONICS INTERNATIONAL, LTD.



Dated: 11/27/01               By:  /s/ Alan C. Allday
     -----------                 -------------------------------------
                                    Alan C. Allday, Managing Director


                              INNOVATIVE MEDICAL SERVICES



Dated:11/21/01                By: /s/ Michael L. Krall
    -----------                  -------------------------------------
                                   Michael L. Krall, President / CEO




IMS Manufacturer's Representative Agreement

                                 Representative's Initials:   ACA   IMS:  MLK
                                                            --------     -------

                                   Exhibit "A"
                                   -----------



Product(s):                         This Agreement is entered into only for the sale of Innovative Medical
                                    Services product(s) known as Axen.

Method of marketing:                Direct marketing to customers within the authorized Territory.

Territory:                          The United Kingdom, including Britain, Wales, Scotland and Northern
                                    Ireland.

Commission Rate:                    The Commission rate of 20% on adjusted gross shall be paid as more specifically described in ss.10 of this Agreement.

Term:                               This Agreement shall take effect as specified in
                                    ss.33, and shall continue in effect for a
                                    period of Three Years, unless terminated
                                    sooner as described in ss.13 of this
                                    Agreement.

Minimums:                           Year One:                 $50,000.00.
                                    Year Two:                 $300,000 Sales in that Year.
                                    Year Three:               $500,000 Sales in that Year.

Cancellation:                       This representative contract shall be cancelled upon written notice of
                                    IMS should Representative fail to reach any of the stated annual
                                    Minimums.  Time is of the essence and no "cure period" is applicable.

Option:                             Should Representative remain in faithful compliance
                                    with the terms and conditions of this Agreement; it shall be entitled to a renewable three-year option period, with
                                    annual minimum sales thereafter of $1,000,000.00.

Cooperation:                        Representative shall cooperate with IMS by relinquishing designated markets (e.g., dental) within the Territory if necessary for IMS to complete an exclusivity agreement with a Third Party in a multinational transaction.  Consideration to be negotiated between IMS and
                                    Watertronics, and if agreement cannot be reached, both parties agree to allow Jack Fitzmaurice to decide appropriate terms and conditions under the circumstances.



                                     WATERTRONICS INTERNATIONAL, LTD.



Dated: 11/27/01                      By: /s/ Alan C. Allday
     -------------                     ---------------------------------
                                       Alan C. Allday, Managing Director


                                     INNOVATIVE MEDICAL SERVICES



Dated: 11/21/01                      By:  Michael L. Krall
     ------------                       ---------------------------------
                                        Michael L. Krall, President / CEO

                                   Exhibit "B"

                 MANUFACTURER'S REPRESENTATIVE NON-CIRCUMVENTION
                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

     THIS AGREEMENT, dated as of the 1st day of January, 2002 by and between Innovative Medical Services, a California Corporation with its principal place of business at 1725 Gillespie Way, El Cajon, California 92020 (hereafter the "Company"), and Watertronics International, Ltd. (hereafter the
"Representative"), and collectively referred to as the "Parties."

     WHEREAS, the parties are mutually desirous of transacting various business transactions in cooperation with one another for their mutual benefit;

     WHEREAS, the parties realize and recognize the importance of maintaining the integrity of the Company's sources, contacts, trade secrets and other information; and

     NOW, THEREFORE, the Parties agree as follows:


1.  PURPOSE:
    --------
     All parties desire to explore a business opportunity under which the Company may disclose information to the Representative without fear that the Representative will disclose such information to the detriment of the Company, or to otherwise use such information to compete or circumvent the business opportunities of the Company.

2.  DEFINITIONS:
    ------------
     A. Information: The parties recognize that the Company has and will have the following information: business methods, customers, dealers, employees, associates, inventions, machinery, products, apparatuses, costs, future plans, business affairs, process information, trade secrets, technical information, customer lists, copyrights, product design information, trademarks, and other proprietary information (collectively, "information") which are valuable, special and unique assets of the Company, and need to be protected from improper disclosure. Not included within this definition is information which:

     (1) Is in the possession of the receiving party's files and records immediately before the time of disclosure;
     (2) Enters the public domain but not as a result of a breach of this Agreement;
     (3) Is acquired by the receiving party without written restrictions against disclosure from a third party which, to the receiving party's knowledge, is not prohibited from disclosing the Information; or
     (4) Is independently developed by the receiving party without use of the disclosing party's information.
          B. Circumvent shall mean to act, contact, or negotiate with third parties in connection with a business opportunity resulting from confidential information obtained from the Company.
          C. Compete shall mean to pursue any business opportunity arising from confidential information obtained from the Company.

3.  RETURN OF MATERIAL:
    -------------------
         Any original materials and/or documents that have been furnished by the Company to the Representative (and any and all copies or summaries thereof) will be promptly returned upon written request by the Company at such time as the business possibility upon which the parties have been working has been rejected and/or concluded.

4.  PATENT OF COPYRIGHT INFRINGEMENT:
    ---------------------------------
         Nothing in this Agreement is intended to grant any rights under any patent or copyright.

5.  SCOPE:
    ------
         This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, if any, whether written or oral between the parties related to non-circumvention, non-competition and confidentiality.

6.  NON DISCLOSURE OF CONFIDENTIAL INFORMATION:
    -------------------------------------------
         The Representative agrees not to use any information disclosed to it by the Company for any purpose except to consummate any business relationship between the two parties. Except as hereinafter delineated, the Representative shall not disclose information received from the Company to third parties. Access to such information will be restricted to those representative(s), agent(s) or other person(s) who will participate in a decision with regard to the pending business opportunity in which the parties are engaged.


IMS Manufacturer's Representative Agreement

                                 Representative's Initials: ACA     IMS:  MLK
                                                            --------     -------

         A. Any representative, agent, or persons, described above to whom information is disclosed shall be bound by the terms of this Agreement, and both parties agree to execute such additional confidentiality agreement(s) with such third parties as are reasonably necessary to assure compliance with the letter and spirit of this Agreement. Each party agrees that it will take any and all additional reasonable steps to protect the secrecy of information such as to avoid improper disclosure and/or misuse of information.
         B. It is agreed and understood that the Representative named in this Agreement agrees to keep confidential the name, address, telephone numbers, or fax and telex numbers and e-mail addresses of any contacts introduced by the Company unless prior written permission is given.
         C. In the event of breach by the Representative, the parties agree that damages alone are not an adequate remedy for any breach of this Agreement, and that upon such breach; the Company shall be entitled to both preliminary and permanent injunctive relief without the posting of a bond.

7.  PARTIES BOUND:
    --------------
         This Agreement shall be binding upon all the parties and is for the benefit of the undersigned parties, their successors and assigns.

8.  GOVERNING LAW AND DISPUTE RESOLUTION:
    -------------------------------------
         Each and all disputes and controversies arising out of and/or related to this Agreement and the transactions contemplated by this Agreement (whether sounding in contract, tort, or otherwise) shall be determined exclusively by the San Diego Arbitrator (Jack Fitzmaurice, Esq. or his duly appointed successor-in-interest) pursuant to the terms and conditions of the Settlement Agreement, to which this Manufacturer's Representative Non-Circumvention Non-Competition and Confidentiality Agreement is attached as a part of Exhibit "D."

9.  AMENDMENTS:
    -----------
         This Agreement may be amended or modified only by a written instrument signed by both parties.

10.  PENALTIES:
     ----------
         In the event either party violates any of the terms of this Agreement, the party so violating this Agreement shall be responsible for all damages and all reasonable attorney's fees and costs incurred by the other party in enforcing its rights under this contract.

11.  INVALIDATION:
     -------------
         In the event that any provision of this Agreement shall finally be determined to be invalid or unlawful, such provision shall be deemed severed from this Agreement, and replaced by another provision closest representing its intention, and every other provision of this Agreement shall remain in full force and effect.

12.  NOTICES:
     --------
         Any notice or communication shall be given in writing to the following addresses: If to the Company:

                  Innovative Medical Services
                  Attn:  Michael L. Krall
                  1725 Gillespie Way
                  El Cajon, CA  92020
                  Fax: 619-596-8790

If to the Representative:

                  Watertronics International, Ltd.
                  Attn:  Alan C. Allday
                  Unit A Cold Ash Farm Long Lane
                  Thatcham Berks, RG18 9LT
                  Fax:  011-44-1635-202-207

         Any notices given by hand shall be deemed given as of the day when they are delivered. Notices given by facsimile and by overnight mail shall be deemed given as of the business day following the date on which they are delivered. Notices given to an overnight carrier service, and marked prepaid for, next business day delivery shall be deemed given as of the day they are delivered.

13.  INDEPENDENT LEGAL ADVICE
     ------------------------
         Both Parties to this Agreement have been provided with ample opportunity to seek independent legal and business advice regarding the propriety of executing this Agreement, and have either done so or waive that privilege.

14.  FURTHER DOCUMENTS
     -----------------
         Each Party will, whenever and as often as it shall be reasonably requested by the other Party, execute, acknowledge and deliver such further instruments and documents as shall be necessary in order to carry out the intent and purpose of this Agreement

15.  WARRANTY OF AUTHORITY
     ---------------------
         Each person signing this Agreement on behalf of an entity warrants that he or she has the authority to bind said entity by signing this Agreement.

16.  COUNTERPARTS:
     -------------
         This Agreement may be executed in counterparts and a facsimile signature shall have the same force and effect as an original signature.


IMS Manufacturer's Representative Agreement

                                 Representative's Initials:  ACA    IMS:  MLK
                                                            --------     -------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above.

INNOVATIVE MEDICAL SERVICES



By:  /s/ Michael L. Krall                      Dated: 11/21/01
   ---------------------------------                 -------------------
   Michael L. Krall, President / CEO


WATERTRONICS INTERNATIONAL, LTD.



By: /s/ Alan C. Allday                         Dated: 11/27/01
   ---------------------------------                 -------------------
   Alan C. Allday, Managing Director






IMS Manufacturer's Representative Agreement

                                 Representative's Initials:  ACA    IMS:  MLK
                                                            --------     -------

                                                                      [IMS LOGO}


                                    Exhibit E


                     MANUFACTURER'S REPRESENTATIVE AGREEMENT



THIS AGREEMENT is made this 1st day of January 2002, by and between Innovative Medical Services ("IMS"), a California corporation with its principal place of business at 1725 Gillespie Way, El Cajon, California 92020, and Aqua Bio Technologies, S.A. de C.V. a Mexican corporation organized under the laws of Mexico ("the Representative"), with its principal place of business at Creston 357 Pedregal de San Angel, Mexico, D.F. 01900, and collectively referred to as the "Parties."

WHEREAS, Innovative Medical Services desires to appoint the Representative as a sales representative for certain products, territories, classes of trade, customers and/or certain products to such customers (hereinafter, the "Territory"), all on the terms and conditions hereinafter set forth;

WHEREAS, the Representative desires to and hereby does accept the sales representative position in the Territory pursuant to the agreed upon terms and conditions;

NOW, THEREFORE, it is agreed as follows:


ss.1. Appointment
      -----------

     IMS hereby appoints on a non-exclusive basis the Representative to be its sales representative in the Territory as specifically described in Exhibit "A." The Representative accepts said appointment.

ss.2. Definitions
      -----------

     As used in this Agreement, the following terms shall have the respective meanings:
     a. "Agreement" shall mean this Manufacturer's Representative Agreement, together with exhibits;
     b. "Commission" shall mean the then current standard rate set forth on Exhibit "A;"
     c. "Territory" shall mean that geographic area and/or NAICS class of trade code(s) on Exhibit "A;" and
     d.   "Products" shall mean item(s) described on Exhibit "A."
     e. "Compete" shall mean to pursue any business opportunity arising from confidential information obtained from the Company.

ss.3. Sales Duties
      ------------

     The Representative shall have the following duties hereunder in connection with promoting the sales of the Products:

     a. To use "best efforts" to introduce, promote the sales of, and obtain orders for designated Products in the Territory.
     b. To maintain office facilities and sufficient staff to properly and professionally service the Territory.
     c. To assist in the solution of any commercial and/or technical problems that from time-to-time may hereinafter arise between IMS and any customer or prospective customer of the Representative.
     d. To abide by the policies, rules and regulations which IMS from time-to- time may adopt and communicate to the Representative.
     e.   To make sales and/or service calls on all assigned accounts as needed.
     f. To provide periodical forecasts of expected and/or projected sales, and specific methods and modalities by which the sales are to be generated, as requested in writing by IMS.
     g. To cooperate in semi-annual formal performance reviews, during which prior performance of the Representative will be addressed, and sales goals and plans for the coming six-month period will be cooperatively set.
     h. At the written request of IMS, to disclose the specific accounts, classes of trade, or other separable portion(s) of the Territory handled by specific personnel of the Representative, and to inform IMS in writing within ten days (10) of any changes in the Representative's personnel who will be selling or servicing the Territory.

ss.4. Administrative Duties
      ---------------------

     In addition to the sales duties described in ss. 3, the Representative shall additionally be obligated to:

     a. Assist customers or potential customers with respect to shipments, displays, and other matters related to the Territory.
     b. Consult with IMS periodically or upon its request, regarding sales policies and practices, pricing of Products, market conditions and all other matters relating to the Representative's performance under this Agreement.
     c. Keep, observe, and comply with all federal, state, and/or local statutes, laws, rules and regulations that are or shall become applicable to activities undertaken by the Representative pursuant to this Agreement.
     d. Assist IMS at its request in collection and/or satisfactory resolution of delinquent and/or disputed balances regarding IMS customers solicited and/or serviced by the Representative.
     e. Immediately inform IMS in writing regarding any discovered facts respecting the creditworthiness of any account or customer, which might reasonably affect a decision by IMS to continue to do business with such customer and/or account.
     f. Provide IMS with prompt written notice of any oral or written customer complaints in the field, and work with IMS to properly resolve any such complaints and/or disputes.
     g. At the outset of every customer relationship, present to and receive a signed Confidentiality Agreement in favor of IMS from each customer.

ss.5. Prohibitions
      ------------

     During the term of this Agreement, the Representative shall not, without the express prior written consent of Innovative Medical Services:

     a.   Solicit or receive orders outside the Territory.
     b. Sell or solicit orders for the similar or competing goods of other manufacturer(s).
     c. Be or become associated as an owner, joint venturer, or in any other capacity whatsoever with any person, or organization engaged in the sale of or solicitation of orders for goods, articles or equipment which are similar to, compete with, or interfere with sales of IMS said Products under this Agreement.
     d. Divulge or make known to any person any proprietary information, including, but not limited to, trade secrets, technical data, manufacturing techniques, accounts or dealings relating to the business of IMS or any Products sold by IMS.

ss.6. Status of the Representative
      ----------------------------

     a. The Representative shall act under this Agreement as an independent contractor and under no circumstances have any authority to incur any obligation on IMS' behalf without the expressed prior written approval of IMS. No expenses, costs or disbursements shall be incurred by the Representative in the name of IMS nor shall IMS be responsible for compensating the Representative for any expenses, costs or disbursements incurred by the Representative or its staff except as IMS may expressly otherwise agree to in writing. In particular, and without limiting the foregoing, the Representative shall not:

          1. Make any terms with, or warranty or representation to, any customer on behalf of IMS, except as shall be specifically authorized in writing, or;

          2. Except as provided in Subsection (b) of this Section, use the name "Innovative Medical Services" or any other trademark or trade name of IMS as part of its trade or business name or trademark, without prior written permission for such use, or;

          3. Use any stationery, forms or printed material of any kind on which the name "Innovative Medical Services" or any other trademark or trade name of IMS appears or is intended to be inserted, without first obtaining in each instance, the prior written consent of IMS for such use;

     b. IMS hereby grants to the Representative the right to use the Innovative Medical Services name in the Representative's letterhead, business cards, and similar materials during the term of this Agreement, provided that the form of such use is first approved in writing by legal counsel and/or an authorized officer of IMS, and provided further that it is not used in any manner forbidden by law, nor in any manner which tends to indicate that IMS and the Representative are not independent parties or otherwise to misrepresent the relation between IMS and the Representative.

ss.7. Authorized Customers
      --------------------

     Notwithstanding any other provision of this Agreement, IMS reserves the right at any time to limit by written notice those Retailers in the Territory who are authorized to purchase any or all of the Products, and the Representative shall not solicit orders from a Retailer in the Territory who is not authorized to order that Product from IMS.

ss.8. Sales Information
      -----------------

     Subject to applicable laws and regulations, IMS shall furnish the Representative such technical advice, sales literature, catalogs, price lists and other written material, as IMS in its sole discretion deems necessary for the Representative to carry out this Agreement.

ss.9. Acceptance of Orders
      --------------------

     a. All orders for Products hereunder must be prepared in accordance with the IMS current prices, terms and conditions operable on the date of placement of any such order. All prices, specifications and terms governing the sale of Products within the Territory shall be established, or changed upon 30 days written notice, at the sole prerogative of IMS.



IMS Manufacturer's Representative Agreement

                                 Representative's Initials:  FR     IMS:  MLK
                                                            --------     -------

     b. A purchase order properly executed by the customer will be submitted for all orders placed. If the order is placed by phone, the written and signed purchase order marked "CONFIRMING" by the customer must be submitted by fax to IMS within five calendar days of phone order.

     c. IMS in its sole discretion shall determine whether or not to accept any particular order. IMS shall have no obligation or liability to the Representative or to any other party for refusal to accept any order, regardless of the reason for such refusal.

ss.10. Commissions
       -----------

     a. IMS will pay a commission to the Representative on accepted orders for which full payment has been received from the customer. The commission will be calculable at a rate as referenced in Exhibit "A," and shall apply to the monthly Territory sales proceeds to IMS net of any sales or promotional discounts, shipping, handling and any applicable taxes. In the event that customer(s) return or request a refund regarding any Products upon which a commission has already been paid, the commission for that sale will be deducted from the Representative's next commission payment, but in any event must be repaid to IMS within 30 days of written request.
     b. Sub-Representatives or Agents: IMS shall not be responsible for making any payments to sub-representatives or agents of the Representative. Such payments, if applicable, are the sole responsibility of the Representative.
     c. Payment Schedule: Commission payments to the Representative by IMS shall be payable on the tenth of the month on Territory sales proceeds fully credited in the previous month to IMS. The Representative will have 30 days from the date of payment to dispute any commission amounts.
     d. Accounting: IMS shall maintain records in sufficient detail for purposes of determining the proper amount of the commission. IMS shall provide the Representative with a monthly written accounting that sets forth the manner in which the commission payment was calculated.
     e. Right to Inspect: At its expense, the Representative shall have the right to inspect IMS' records for the limited purpose of verifying the calculation of the commission payments, subject to such restrictions as IMS may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during regular business hours as may be set by IMS.
     f. Anything contained herein to the contrary notwithstanding, IMS shall not be liable to the Representative for any commissions for any Products, which may be sold in the Territory by any person or organization other than the Representative.
     g. When two or more territories sales representatives are involved in a paid sale, any commissions owed may be allocated between or among participating sales representatives by IMS at its sole discretion according to the particular facts and/or circumstances. The decision of IMS on all such divisions of commissions shall be final.

ss.11. IMS' Right to Sales
       -------------------

     IMS reserves the right to solicit orders for the Products in the Territory on its own behalf should IMS in its sole discretion determine that such action is required for the adequate representation of the Products, and, provide further that nothing herein contained shall prohibit or restrict IMS' right to appoint during the Term of this Agreement, in anticipation of the expiration or termination of such Term, a new representative for the Products in the Territory whose representation of the Products will commence after the expiration or termination of the Term of this Agreement. IMS may designate certain accounts as national accounts. The Representative will be asked to provide service to said national account. Commissions to the Representative upon a designated national account sale in the Territory will be paid at the rate to be agreed upon on an ad hoc basis in writing between IMS and the Representative.

ss.12. Term
       ----

     a. This Agreement shall take effect as specified in ss. 33 hereof, and shall continue in effect for the Term specifically described in Exhibit "A," unless terminated sooner as described hereinafter. The Term of this Agreement shall not exceed twelve months unless this Agreement is expressly approved and executed by the President / CEO of IMS.

     b. In the event of termination of this Agreement, IMS shall pay commissions for all orders placed by customer(s) of the Representative and fully paid for within 90 days of the termination date. Further, if the Representative has prior to termination presented a customer to IMS which is subject to a binding contract for future purchases of IMS Products, IMS will pay commission at the enumerated rate for sales pursuant to such contract which are fully paid for by customer up to 120 days after the effective date of termination.



IMS Manufacturer's Representative Agreement

                                 Representative's Initials:   FR    IMS:  MLK
                                                            --------     -------
ss.13. Termination
       -----------

     a. In addition to any and all other remedies available to IMS under law or equity, any of the events specified in Sub-Section (b) below shall immediately, upon written notice by IMS, terminate this Agreement. Upon such termination, the Representative shall not be entitled to any commissions or other compensation under this Agreement except as provided in Section 12(b) hereof.
     b. The events, the occurrence of which shall constitute termination for cause:
             1.   The Representative shall cease to carry on business, become bankrupt or insolvent, or become, in the sole and unfettered judgment of IMS so financially unstable that it would be in the best interests of IMS to terminate this Agreement.
          2. The Representative or any of its officers, employees or agents shall perpetrate fraud upon IMS or any IMS customer(s) in the course of this Agreement.
          3. The Representative attempts to or does sell Products outside the Territory.
          4.   The Representative defaults on payment obligations to IMS.
          5. The Representative sells or otherwise promotes competing or similar products of another manufacturer, unless prior written permission by IMS has been given to the Representative.
     c. Neither party shall by reason of the termination of this Agreement be liable to the other for compensation or damages on account of the loss of present or prospective profits, or commissions on sales or anticipated sales, or expenditure, investments or commitments made in connection therewith, or in connection with the establishment, development or maintenance of the selling representation hereunder; provided that such termination shall not relieve IMS of any liability to the Representative for any earned but unpaid commissions in accordance with the provisions ofss.12 above and subject to the foregoing, shall not be deemed to constitute a waiver of any other claim which IMS may have against the Representative; and provided further, that the acceptance of any order by IMS after the termination of this Agreement shall not be construed as a renewal of extension of this Agreement or as a waiver of termination.
     d. Upon termination of this Agreement, the Representative shall cease using IMS trademarks for any purpose whatsoever, and turn over to IMS invoices and copies thereof, demonstrators, pamphlets, catalogs, booklets and/or other technical, advertising and selling data and literature concerning the Products of IMS in the possession of the Representative.
     e. The Representative agrees, that during the term of this Agreement, and for one year after termination of this Agreement, neither the Representative nor any of its employees will back-solicit or otherwise deal directly with any company that IMS has contracted with the Representative to perform sales and customer service. The Representative agrees that any work it directly provides to or performs for any IMS client without IMS involvement or approval will result in a sales commission automatically and retroactively applied to all such transactions of 25% of Gross Invoice to the client payable in full from the Representative to IMS.

ss.14. Assignment
       ----------

     The Representative shall not assign any rights or duties hereunder to any person or organization without the prior written consent of IMS.

ss.15. Full Agreement Amendment
       ------------------------

     This Agreement embodies the full understanding of the parties and supersedes in all respects any agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. This Agreement, including but not limited to Exhibit "A" thereof, shall be amended or modified only by IMS' President / CEO in a writing signed by the parties hereto.

ss.16. Waiver
       ------

     Failure by either party to enforce any provision of this Agreement shall not be construed as a waiver of any breach or a waiver of such provision hereof or of the right of such party thereafter to enforce such provision.

ss.17. Notices
       -------

     All notices herein provided for shall be deemed sufficiently given when:
(a) Delivered to Federal Express, Airborne, or any other similar express delivery service for delivery to the Representative; or (b) Mailed by postpaid certified mail, return receipt requested, to the other party at its address set forth above or at such other address of which it shall have informed the other party by such a written notice.





IMS Manufacturer's Representative Agreement

                                 Representative's Initials: FR      IMS:  MLK
                                                            --------     -------
ss.18. Indemnity
       ---------

     The Representative will hold IMS (and its shareholders, directors, officers, attorneys, and agents) harmless, and will indemnify and defend each and all of them from any asserted liability, loss, damages, costs or expenses (including reasonable attorneys fees) alleged to have occurred due to the intentional or negligent acts or omissions of the Representative or its officers, employees, agents or sub-representatives, including but not limited to any claims asserted against IMS because of the Representative's unauthorized sale(s) of IMS Products outside of the designated Territory.

ss.19. Affiliates
       ----------

     Anything that the Representative is prohibited from doing under this Agreement shall be considered a violation of this Agreement if done directly or indirectly by any person or entity which owns or controls the Representative, is owned or controlled by the Representative, or is under common ownership or control with the Representative.

ss.20. Excusable Delay
       ---------------

     IMS will not be liable for any failure or delay in the delivery of Products due to circumstances beyond its reasonable control, such as natural catastrophe, fire, war, riot or civil unrest, strike, lockout or other labor disturbance, shortage or unavailability of materials, components or transportation facilities, or any act, refusal to act, regulation, order or intervention of governmental authorities.

ss.21. Severability
       ------------

     If any provision of this Agreement is held illegal, invalid or unenforceable, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of this Agreement shall not be affected.

ss.22. Governing Law
       -------------

     All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of the state of California, without reference to any conflict of laws provision(s).

ss.23. Dispute Resolution
       ------------------

     Each and all disputes and controversies arising out of and/or related to this Agreement and the transactions contemplated by this Agreement (whether sounding in contract, tort, or otherwise) shall be determined exclusively by the San Diego Arbitrator (Jack Fitzmaurice, Esq. or his duly appointed successor-in-interest) pursuant to the terms and conditions of the Settlement Agreement, to which this Manufacturer's Representative Agreement is attached as Exhibit "E."

ss.24. Independent Legal Advice
       ------------------------

     Both Parties to this Agreement have been provided with ample opportunity to seek independent legal and business advice regarding the propriety of executing this Agreement, and have either done so or waive that privilege.

ss.25. Joint Drafting
       --------------

     This Agreement has been drafted with the joint cooperation of the Parties such that any ambiguity that may exist in the language is to be interpreted in an evenhanded manner.

ss.26. Final Integration
       -----------------

     This Agreement is the final and integrated contract between the parties, and it supersedes any prior or contemporaneous written or oral understandings.

ss.27. Benefit
       -------

     Except as otherwise provided herein to the contrary, this agreement shall inure to the benefit of and shall be binding upon the parties signatory hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

ss.28. Faxed Execution

     Each Party hereto shall be authorized to rely upon the signature(s) of the other Party hereto which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement.

ss.29. Execution In Counterparts
       -------------------------

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

ss.30. Time Is Of The Essence
       ----------------------

     Time is of the essence with respect to any act or performance as set forth in this Agreement.

ss.31. Further Documents
       -----------------

     Each Party will, whenever and as often as it shall be reasonably requested by the other Party, execute, acknowledge and deliver such further instruments and documents as may be necessary in order to carry out the intent and purpose of this Agreement, including but not limited to the "Manufacturer's Representative Confidentiality Agreement," appended hereto as Exhibit "B," and to be executed by the Representative concurrent with signature hereunder.

ss.32. Warranty of Authority
       ---------------------

     Each person signing this Agreement on behalf of an entity warrants that he or she has the authority to bind said entity by signing this Agreement.

ss.33. Effectiveness
       -------------

     This Agreement shall become effective when fully executed by the parties to the transaction.


IMS Manufacturer's Representative Agreement

                                 Representative's Initials:   FR    IMS: MLK
                                                            --------     -------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              AQUA BIO TECHNOLOGIES, S.A. de C.V.


Dated:11/27/01                By: /s/ Federico Rodriguez
     -----------                 -------------------------------------
                                 Federico Rodriguez, Director General


                              INNOVATIVE MEDICAL SERVICES



Dated: 11/16/01               By:  /s/ Michael L. Krall
    -----------                  -------------------------------------
                                   Michael L. Krall, President / CEO




IMS Manufacturer's Representative Agreement

                                 Representative's Initials:  FR     IMS:  MLK
                                                            --------     -------

                                   Exhibit "A"
                                   -----------



Product(s):                         This Agreement is entered into only for the sale of Innovative Medical
                                    Services product(s) known as Axen.

Method of marketing:                Direct marketing to customers within the authorized Territory.

Territory:                          Mexico, non-execlusive (except as to Rotoplas).

Commission Rate:                    The Commission rate of 20% on adjusted gross, and 30% on Rotoplas shall be paid as more specifically described in ss.10 of this Agreement.

Term:                               This Agreement shall take effect as specified in
                                    ss.33, and shall continue in effect for a
                                    period of Three Years, unless terminated
                                    sooner as described in ss.13 of this
                                    Agreement.

Minimums:                           Year One:                 $150,000.00.
                                    Year Two:                 $300,000 Sales in that Year.
                                    Year Three:               $500,000 Sales in that Year.

Cancellation:                       This representative contract shall be cancelled upon written notice of
                                    IMS should Representative fail to reach any of the stated annual
                                    Minimums.  Time is of the essence and no "cure period" is applicable.

Option:                             Should Representative remain in faithful compliance
                                    with the terms and conditions of this Agreement, it shall be entitled to a renewable three-year option period, with
                                    annual minimum sales thereafter of $1,000,000.00.

Cooperation:                        Representative shall cooperate with IMS by relinquishing designated markets (e.g., dental) within the Territory if necessary for IMS to complete an exclusivity agreement with a Third Party in a multinational transaction.  Consideration to be negotiated between IMS and
                                    Aqua Bio Technologies, and if agreement cannot be reached, both parties agree to allow Jack Fitzmaurice to decide appropriate terms and conditions under the circumstances.



                                     AQUA BIO TECHNOLOGIES, S.A. de C.V.


Dated: 11/27/01                      By: /s/ Federico Rodriguez
     -------------                     ---------------------------------
                                       Federico Rodriguez, Director General


                                     INNOVATIVE MEDICAL SERVICES



Dated:11/16/01                       By: /s/ Michael L. Krall
     ------------                       ---------------------------------
                                        Michael L. Krall, President / CEO

                                   Exhibit "B"

                 MANUFACTURER'S REPRESENTATIVE NON-CIRCUMVENTION
                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

     THIS AGREEMENT, dated as of the 1st day of January, 2002 by and between Innovative Medical Services, a California Corporation with its principal place of business at 1725 Gillespie Way, El Cajon, California 92020 (hereafter the "Company"), and Aqua Bio Technoliges, S.A. de C.V. (hereafter the
"Representative"), and collectively referred to as the "Parties."

     WHEREAS, the parties are mutually desirous of transacting various business transactions in cooperation with one another for their mutual benefit;

     WHEREAS, the parties realize and recognize the importance of maintaining the integrity of the Company's sources, contacts, trade secrets and other information; and

     NOW, THEREFORE, the Parties agree as follows:


1.  PURPOSE:
    --------
     All parties desire to explore a business opportunity under which the Company may disclose information to the Representative without fear that the Representative will disclose such information to the detriment of the Company, or to otherwise use such information to compete or circumvent the business opportunities of the Company.

2.  DEFINITIONS:
    ------------
     A. Information: The parties recognize that the Company has and will have the following information: business methods, customers, dealers, employees, associates, inventions, machinery, products, apparatuses, costs, future plans, business affairs, process information, trade secrets, technical information, customer lists, copyrights, product design information, trademarks, and other proprietary information (collectively, "information") which are valuable, special and unique assets of the Company, and need to be protected from improper disclosure. Not included within this definition is information which:

     (1) Is in the possession of the receiving party's files and records immediately before the time of disclosure;
     (2) Enters the public domain but not as a result of a breach of this Agreement;
     (3) Is acquired by the receiving party without written restrictions against disclosure from a third party which, to the receiving party's knowledge, is not prohibited from disclosing the Information; or
     (4) Is independently developed by the receiving party without use of the disclosing party's information.
          B. Circumvent shall mean to act, contact, or negotiate with third parties in connection with a business opportunity resulting from confidential information obtained from the Company.
          C. Compete shall mean to pursue any business opportunity arising from confidential information obtained from the Company.

3.  RETURN OF MATERIAL:
    -------------------
         Any original materials and/or documents that have been furnished by the Company to the Representative (and any and all copies or summaries thereof) will be promptly returned upon written request by the Company at such time as the business possibility upon which the parties have been working has been rejected and/or concluded.

4.  PATENT OF COPYRIGHT INFRINGEMENT:
    ---------------------------------
         Nothing in this Agreement is intended to grant any rights under any patent or copyright.

5.  SCOPE:
    ------
         This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, if any, whether written or oral between the parties related to non-circumvention, non-competition and confidentiality.

6.  NON DISCLOSURE OF CONFIDENTIAL INFORMATION:
    -------------------------------------------
         The Representative agrees not to use any information disclosed to it by the Company for any purpose except to consummate any business relationship between the two parties. Except as hereinafter delineated, the Representative shall not disclose information received from the Company to third parties. Access to such information will be restricted to those representative(s), agent(s) or other person(s) who will participate in a decision with regard to the pending business opportunity in which the parties are engaged.


IMS Manufacturer's Representative Agreement

                                 Representative's Initials:  FR     IMS:  MLK
                                                            --------     -------

         A. Any representative, agent, or persons, described above to whom information is disclosed shall be bound by the terms of this Agreement, and both parties agree to execute such additional confidentiality agreement(s) with such third parties as are reasonably necessary to assure compliance with the letter and spirit of this Agreement. Each party agrees that it will take any and all additional reasonable steps to protect the secrecy of information such as to avoid improper disclosure and/or misuse of information.
         B. It is agreed and understood that the Representative named in this Agreement agrees to keep confidential the name, address, telephone numbers, or fax and telex numbers and e-mail addresses of any contacts introduced by the Company unless prior written permission is given.
         C. In the event of breach by the Representative, the parties agree that damages alone are not an adequate remedy for any breach of this Agreement, and that upon such breach; the Company shall be entitled to both preliminary and permanent injunctive relief without the posting of a bond.

7.  PARTIES BOUND:
    --------------
         This Agreement shall be binding upon all the parties and is for the benefit of the undersigned parties, their successors and assigns.

8.  GOVERNING LAW AND DISPUTE RESOLUTION:
    -------------------------------------
         Each and all disputes and controversies arising out of and/or related to this Agreement and the transactions contemplated by this Agreement (whether sounding in contract, tort, or otherwise) shall be determined exclusively by the San Diego Arbitrator (Jack Fitzmaurice, Esq. or his duly appointed successor-in-interest) pursuant to the terms and conditions of the Settlement Agreement, to which this Manufacturer's Representative Non-Circumvention Non-Competition and Confidentiality Agreement is attached as a part of Exhibit "E."

9.  AMENDMENTS:
    -----------
         This Agreement may be amended or modified only by a written instrument signed by both parties.

10.  PENALTIES:
     ----------
         In the event either party violates any of the terms of this Agreement, the party so violating this Agreement shall be responsible for all damages and all reasonable attorney's fees and costs incurred by the other party in enforcing its rights under this contract.

11.  INVALIDATION:
     -------------
         In the event that any provision of this Agreement shall finally be determined to be invalid or unlawful, such provision shall be deemed severed from this Agreement, and replaced by another provision closest representing its intention, and every other provision of this Agreement shall remain in full force and effect.

12.  NOTICES:
     --------
         Any notice or communication shall be given in writing to the following addresses: If to the Company:

                  Innovative Medical Services
                  Attn:  Michael L. Krall
                  1725 Gillespie Way
                  El Cajon, CA  92020
                  Fax: 619-596-8790

If to the Representative:

                  Aqua Bio Technologies, S.A. de C.V.
                  Attn:  Federico Rodriguez
                  Creston 357
                  Pedregal de San Angel
                  Mexico, D.F. 01900
                  Fax:  011-525-568-9813

         Any notices given by hand shall be deemed given as of the day when they are delivered. Notices given by facsimile and by overnight mail shall be deemed given as of the business day following the date on which they are delivered. Notices given to an overnight carrier service, and marked prepaid for, next business day delivery shall be deemed given as of the day they are delivered.

13.  INDEPENDENT LEGAL ADVICE
     ------------------------
         Both Parties to this Agreement have been provided with ample opportunity to seek independent legal and business advice regarding the propriety of executing this Agreement, and have either done so or waive that privilege.

14.  FURTHER DOCUMENTS
     -----------------
         Each Party will, whenever and as often as it shall be reasonably requested by the other Party, execute, acknowledge and deliver such further instruments and documents as shall be necessary in order to carry out the intent and purpose of this Agreement

15.  WARRANTY OF AUTHORITY
     ---------------------
         Each person signing this Agreement on behalf of an entity warrants that he or she has the authority to bind said entity by signing this Agreement.

16.  COUNTERPARTS:
     -------------
         This Agreement may be executed in counterparts and a facsimile signature shall have the same force and effect as an original signature.


IMS Manufacturer's Representative Agreement

                                 Representative's Initials: FR      IMS:  MLK
                                                            --------     -------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above.

INNOVATIVE MEDICAL SERVICES



By: /s/ Michael L. Krall                       Dated: 11/16/01
   ---------------------------------                 -------------------
   Michael L. Krall, President / CEO


AQUA BIO TECHNOLOGIES, S.A. de C.V.



By:/s/ Federico Rodriguez                      Dated: 11/27/01
   ---------------------------------                 -------------------
   Federico Rodriguez, Director General






IMS Manufacturer's Representative Agreement

                                 Representative's Initials:  FR     IMS:  MLK
                                                            --------     -------

                                                                      [IMS LOGO}


                                    Exhibit F


                        DISTRIBUTOR/MANUFACTURE AGREEMENT


THIS AGREEMENT is made this 16th day of November 2001, by and between Innovative Medical Services ("IMS"), a California corporation with its principal place of business at 1725 Gillespie Way, El Cajon, California 92020, and Sistecam, S. A., a Costa Rican corporation organized under the laws of the Costa Rica ("the Distributor/Manufacture"), with its principal place of business at Del Triangulo en Rohrmoser, Costado Este de la Farmacia, Rohrmoser, Pavas, San Jose, Costa Rica, and collectively referred to as the "Parties."

WHEREAS, Innovative Medical Services desires to appoint Sistecam, S.A. as a distributor and manufacture of certain Innovative Medical Services product(s) known as Axen(TM) and/or Axenohl(TM).

WHEREAS, the Distributor/Manufacture desires to and hereby does accept the Distributor/Manufacture position in the Territory pursuant to the agreed upon terms and conditions;

NOW, THEREFORE, it is agreed as follows:

ss.1. Appointment
      -----------
     IMS hereby appoints on an exclusive basis the Distributor/Manufacture to be its exclusive distributor and/or manufacture in the Territory known as Costa Rica.

ss.2. Royalty
      -------
     The Distributor/Manufacture will pay a royalty to IMS on gross sales. The royalty will be calculable at a rate of 2% and shall apply to the monthly Territory gross sales of the Products net of any sales or promotional discounts, shipping, handling and any applicable taxes.
     a. Payment Schedule: Royalty payments to IMS shall be payable on first day of each business quarter on Territory sales proceeds.
     b. Accounting: the Distributor/Manufacture shall maintain records in sufficient detail for purposes of determining the proper amount of the royalty. IMS shall provide IMS written accounting that sets forth the manner in which the commission payment was calculated.
     c. Right to Inspect: At its expense, IMS shall have the right to inspect the Distributor/Manufacture's records for the limited purpose of verifying the calculation of the commission payments, subject to such restrictions as may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during regular business hours.

ss.3. Term
      ----
     This Agreement shall take effect as specified, and shall continue in effect for the Term of the Core Settlement Agreement, to which this Agreement is attached as Exhibit "F." It is the intent of this Agreement and of the Core Settlement Agreement that this Sistecam contract shall become the obligation of any future assignee or successor-in-interest of the Patent, including but not limited to NVID.

ss.4. Termination
      -----------
     a. In addition to any and all other remedies available to IMS under law or equity, any of the events specified in Sub-Section (b) below shall immediately, upon written notice by IMS, terminate this Agreement.
     b. The events, the occurrence of which shall constitute termination for cause:
          1. The Distributor/Manufacture shall cease to carry on business, become bankrupt or insolvent
          2. The Distributor/Manufacture or any of its officers, employees or agents shall perpetrate fraud upon IMS or any IMS customer(s) in the course of this Agreement.
          3. If the breach for cause is of the type that can be remedied or corrected by Sistecam, then IMS shall allow a 30-day cure period dating from written notice by IMS to correct said breach.

ss.5. Assignment
      ----------
     The Distributor/Manufacture shall be entitled to assign any rights or duties hereunder to any person or organization without the prior written consent of IMS, however any assignee must be bound in writing to the terms and conditions of this Agreement.

ss.6. Waiver
      ------
     Failure by either party to enforce any provision of this Agreement shall not be construed as a waiver of any breach or a waiver of such provision hereof or of the right of such party thereafter to enforce such provision.

ss.7. Indemnity
      ---------
     The Distributor/Manufacture will hold IMS (and its shareholders, directors, officers, attorneys, and agents) harmless, and will indemnify and defend each and all of them from any asserted liability, loss, damages, costs or expenses (including reasonable attorneys fees) alleged to have occurred due to the intentional or negligent acts or omissions of the Distributor/Manufacture or its officers, employees, agents or sub-representatives, including but not limited to any claims asserted against IMS because of the Distributor/Manufacture's unauthorized sale(s) of IMS Products outside of the designated Territory.




IMS Distributor/Manufacturer's Agreement

                                   Representative's Initials: ABA   IMS: MLK
                                                             ------     -------
ss.8. Severability
      ------------
     If any provision of this Agreement is held illegal, invalid or unenforceable, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of this Agreement shall not be affected.

ss.9. Governing Law
      -------------
     All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of the state of California, without reference to any conflict of laws provision(s).

ss.10. Dispute Resolution
       ------------------
     Each and all disputes and controversies arising out of and/or related to this Agreement and the transactions contemplated by this Agreement (whether sounding in contract, tort, or otherwise) shall be determined exclusively by the San Diego Arbitrator (Jack Fitzmaurice, Esq. or his duly appointed successor-in-interest) pursuant to the terms and conditions of the Settlement Agreement, to which this Manufacturer's Representative Agreement is attached as Exhibit "F."


ss.11. Final Integration
       -----------------
     This Agreement is the final and integrated contract between the parties, and it supersedes any prior or contemporaneous written or oral understandings.

ss.12. Benefit
       -------
     Except as otherwise provided herein to the contrary, this agreement shall inure to the benefit of and shall be binding upon the parties signatory hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

ss.13. Faxed Execution
       ---------------
     Each Party hereto shall be authorized to rely upon the signature(s) of the other Party hereto which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement.

ss.14. Execution In Counterparts
       -------------------------
     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

ss.15. Further Documents
       -----------------
     Each Party will, whenever and as often as it shall be reasonably requested by the other Party, execute, acknowledge and deliver such further instruments and documents as may be necessary in order to carry out the intent and purpose of this Agreement.

ss.16. Warranty of Authority
       ---------------------
     Each person signing this Agreement on behalf of an entity warrants that he or she has the authority to bind said entity by signing this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   SISTECAM, S. A.



Dated: 11/21/01                   By:  /s/ Andrew B. Arata
      -----------                    ---------------------------
                                     Andrew B. Arata



                                  INNOVATIVE MEDICAL SERVICES



Dated: 11/21/01                   By:  /s/ Michael L. Krall
      ----------                     ---------------------------------
                                     Michael L. Krall, President / CEO





IMS Distributor/Manufacturer's Agreement

                                   Representative's Initials: ABA    IMS: MLK
                                                             ------     -------

                                   Exhibit "G"

                                    GUARANTY

     THIS GUARANTY is made and given as of this 15th day of November 2001, jointly and severally by David Larson, Michael Redden, and Steven Gordon (the "Guarantors"), in favor of Innovative Medical Services, a California corporation ("IMS"), or its successor(s) in interest.

                              W I T N E S S E T H:

     WHEREAS, concurrent with the execution of this Guaranty, IMS has agreed to issue certain stock to NVID International, Inc., a Delaware corporation and/or its assignees, pursuant to the Agreement to which this Guaranty is attached as Exhibit "G" ("Agreement"); and

     WHEREAS, the execution and delivery of this Guaranty is a condition precedent to the execution, delivery and performance of the Agreement by IMS.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a material inducement to IMS to enter into the transactions contemplated by the Agreement, the undersigned hereby absolutely and unconditionally guarantee to IMS and its successors and assigns the Specific Grant of Indemnity provided by NVID in
Section 3.11 of the Agreement, and performance of any and all obligations of NVID to IMS under Section 3.11 of the Agreement, with the exception of Steven Gordon, whose guaranty extends only to any events, actions or circumstances occurring or arising after June 25, 2001, the date on which he became an NVID Board Member.

     The Guarantors agree to pay to IMS or successors on demand, reasonable attorneys' and legal assistants' fees and all costs and other expenses which it expends or incurs in asserting and/or defending any claim made to NVID under
Section 3.11, or in enforcing this Guaranty against the Guarantors, whether or not suit is filed. Any dispute arising under this Guaranty or the enforcement thereof, shall be determined by the Arbitrator Jack F. Fitzmaurice or his duly appointed successor(s) pursuant to the terms and conditions of Sections 18.1 and
18.7 of the Agreement.

     This Guaranty shall remain in full force and effect until one (1) year from the date above. Neither the death of, nor subsequent written notice from, the undersigned shall release the Guarantors or the Guarantors' personal representatives, as the case may be, from liability to IMS, its successors and assigns, with respect to this Guaranty during the one (1) year term.

     In the event any one or more of the provisions contained in this Guaranty, or any instrument or other document delivered pursuant to this Guaranty, should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, shall not in any way be affected or impaired thereby.

     The obligations hereunder are independent of the obligations of NVID pursuant to Section 3.11, such that after default by NVID, a separate claim may be brought and prosecuted against Guarantors before Arbitrator Fitzmaurice whether action is brought against NVID or whether NVID is joined in any such claim.

     IN WITNESS WHEREOF, the undersigned have executed this Guaranty effective on the date first above written.

DAVID LARSON


/s/ David Larson
-----------------                     Dated:  November 27, 2001
David Larson, an individual


MICHAEL REDDEN

/s/ Michael Redden
--------------------                  Dated:  November 27, 2001
Michael Redden, an individual


STEVEN GORDON



-------------------------             Dated:  November     , 2001
Steven Gordon, an individual                           ----